UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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CalAmp Corp.

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2020 Proxy Statement

Notice of Annual Meeting

July 29, 2020

CalAmp

Dear Fellow Stockholders,

These are challenging times for all of us as we battle COVID-19 and do all we can to create value for our stockholders and stakeholders alike. My first priority is to keep our associates, partners, and customers safe. CalAmp is committed to do our part to fight the coronavirus and return us to full global capacity while delivering compelling value to you.

As the interim CEO, my focus is on accelerating our transformation to a SaaS solutions provider with a solid base of world-class customers. I joined this management team after serving for five years as a board member for four reasons:

•	An outstanding management team bolstered by new additions in the critical areas of sales and product;

•	Exceptional technology solutions in fleet management, transportation and logistics, industrial equipment and connected cars;

•	A customer list that includes a number of Fortune 100 companies in addition to innovators helping us build out vertical applications in growing markets; and

•	A board committed to accelerating the transformation of the company and fully supporting the team.

We made significant progress this past year as we grew SaaS revenues to 34% of our consolidated revenue. Much of the progress is attributable to our recent acquisitions. In fiscal 2021, we will focus on positioning CalAmp for organic SaaS growth. Accordingly, I have developed a detailed plan to help improve key performance metrics across the global organization as we focus our efforts on the following key strategic initiatives:

•	Increase the organic growth rate of our SaaS business;

•	Establish and sustain a strategic level of engagement with our key customers;

•	Focus engineering resources on our most promising verticals, including our flagship iOn Suite of applications;

•	Accelerate our global supply chain improvements;

•	Transition our LoJack Stolen Vehicle Recovery (SVR) business to a recurring telematics model; and

•	Improve our EBITDA by focusing our efforts on our most profitable market segments and driving synergies from our recent acquisitions.

In summary, I believe CalAmp is in a solid position to build lasting stockholder value as we organically expand our SaaS businesses and enter new markets with the objective of generating increasing profitability and cash flow in the years ahead. My top priority is to deliver consistent execution for our stockholders, while also providing transparent communications regarding our activities, progress and achievements. I remain fully committed to transforming CalAmp into a world-class SaaS solutions provider, supported by steady and predictable recurring subscription revenue streams.

I would like to take this opportunity to thank our associates, customers and partners for your ongoing contributions to our current and future success. I would also like to thank our fellow stockholders, and all of our stakeholders, for your support of and contributions to CalAmp. We are making progress in creating a “winning” culture at CalAmp.

Sincerely,

Jeffery R. Gardner

Interim President and CEO

/ CalAmp 2020 Proxy Statement	1

To our Stockholders We are pleased to invite you to attend the virtual annual meeting of stockholders of CalAmp Corp. on Wednesday, July 29, 2020 at 10:00 a.m., Pacific Time

This year, we will again hold the Annual Meeting virtually over the Internet, which provides the opportunity for participation by a broader group of our stockholders and enables stockholders to participate fully, and equally, from any location around the world, at no cost. We also believe that a virtual meeting is particularly important this year in light of the evolving public health and safety considerations posed by the coronavirus, or COVID-19 pandemic.

We are acting under a U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. Consequently, stockholders will not receive paper copies of our proxy materials unless they specifically request them. We believe that this delivery process will reduce our environmental impact and lower the costs of printing and distributing our proxy materials. We also believe that we can achieve these benefits with no impact on our stockholders’ timely access to this important information.

You can attend the meeting at www.virtualshareholdermeeting.com/
CAMP2020, where you will be able to submit questions during the meeting.

Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

The Company intends to commence mailing to all stockholders of record entitled to vote at the Annual Meeting, the Notice of Internet Availability of Proxy Materials on or about June 4, 2020.

We encourage you to carefully read these materials, as well as our Annual Report to Stockholders.

Your Vote is Important

Whether or not you will attend the meeting, we hope that your shares are represented and voted. Even if you plan to attend the annual meeting, we recommend that you vote your shares promptly by Internet or telephone by following the easy instructions provided on the enclosed proxy card, so that your vote will be counted if you later decide not to attend the meeting.

Your vote is important. Whether or not you expect to attend the Annual Meeting, please vote by telephone or the Internet according to the instructions on your proxy card or in the Notice of Internet Availability of Proxy Materials (the “Notice”) or request a proxy card from us by email at ir@calamp.com and complete, date, sign, and return your proxy card in the envelope provided, in each such case, as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting.

Even if you have voted by proxy, you may still change your vote by voting through our virtual web conference if you attend the Annual Meeting.

On behalf of our Board of Directors, thank you for your ongoing support of, and continued interest in, CalAmp.

Sincerely,

Jeffery Gardner

Interim President and CEO

Notice of 2020 Annual Meeting of Stockholders

This notice of the 2020 Annual Meeting of Stockholder and Proxy Statement for CalAmp Corp. (“CalAmp” or the “Company”) and the accompanying proxy card are being first mailed to our stockholders on or about June 4, 2020.

  Time and Date

10:00 a.m., Pacific Time, on Wednesday,

July 29, 2020

  Virtual Meeting Site

www.virtualshareholdermeeting.com/CAMP2020

Record Date

June 1, 2020

The Board of Directors has fixed June 1, 2020 as the record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

Stephen M. Moran

Secretary

Irvine, California

June 1, 2020

Important Notice Regarding the Availability of Proxy Materials for the CalAmp Corp. 2020 Annual Meeting of Stockholders to be Held on July 29, 2020. The Proxy Statement and our 2020 Annual Report are available at www.proxyvote.com.

Items of Business Management Proposals
Items of Business:	Our Board of Directors Recommends You Vote:
• Proposal 1. To elect the eight directors named in the Proxy Statement to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified	FORthe election of each director nominee

• Proposal 2. To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 28, 2021	FORthe ratification of the appointment

• Proposal 3. To approve, on an advisory basis, our executive compensation	FORapproval, on an advisory basis

•   Proposal 4. To approve a proposed amendment and restatement of the Company’s 2004 Incentive Stock Plan to (i) increase the number of shares of common stock that can be issued thereunder by 1,500,000 shares, and (ii) adopt stockholder-favorable changes to the Plan

FORapproval of the equity reload and plan changes

CalAmp Corp.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, July 29, 2020

ANNUAL MEETING INFORMATION

General

The enclosed proxy is solicited by the Board of Directors of CalAmp Corp. (“CalAmp” or the “Company”) for the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time, on Wednesday, July 29, 2020, and any adjournment or postponement thereof. We will conduct a virtual online Annual Meeting this year, so our stockholders can participate from any geographic location with Internet connectivity. We believe this is an important step to enhancing accessibility to our Annual Meeting for all of our stockholders and reducing the carbon footprint of our activities, and is particularly important for our stockholders, employees, and community this year in light of evolving public health and safety considerations posed by the spread of the novel coronavirus, or COVID-19. Stockholders may view a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/CAMP2020 and may submit questions during the Annual Meeting. Our principal offices are located at 15635 Alton Parkway, Suite 250, Irvine, California 92618. This Proxy Statement is first being made available to our stockholders on or about June 4, 2020.

Outstanding Securities and Quorum

Only holders of record of our common stock, par value $0.01 per share, at the close of business on June 1, 2020, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 34,361,780 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each other item to be voted on at the Annual Meeting. The holders of a majority in voting power of the shares of common stock entitled to vote, present (in person, by remote communication or by proxy), constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum for the Annual Meeting.

Internet Availability of Proxy Materials

We are furnishing proxy materials to some of our stockholders via the Internet by mailing a Notice of Internet Availability of Proxy Materials, instead of mailing or e-mailing copies of those materials. The Notice of Internet Availability of Proxy Materials directs stockholders to a website where they can access our proxy materials, including our proxy statement and our annual report, and view instructions on how to vote via the Internet, mobile device, or by telephone. If you received a Notice of Internet Availability of Proxy Materials and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials via e-mail, you will continue to receive access to those materials electronically unless you elect otherwise. We encourage you to register to receive all future shareholder communications electronically, instead of in print. This means that access to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail.

Proxy Voting

Shares that are properly voted via the Internet, mobile device, or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board named herein; “FOR” the ratification of the appointment of our independent auditors; “FOR” approval, on an advisory basis, of our executive compensation as described in this Proxy Statement; and “FOR” the amendment of our 2004 Incentive Stock Plan and to increase the number of shares of common stock that can be issued thereunder by 1,500,000 shares. It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the proxy card or their substitutes will vote in their discretion on such matters.

Voting via the Internet, mobile device, or by telephone helps save money by reducing postage and proxy tabulation costs, as well as mitigating COVID-19 risks. To vote by any of these methods, read this Proxy Statement, have your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form in hand, and follow the instructions below for your preferred method of voting. Each of these voting methods is available 24 hours per day, seven days per week.

We encourage you to cast your vote by one of the following methods:

VOTE BY INTERNET Prior to the meeting please visit http://www.proxyvote.com During the meeting please visit www.virtualshareholdermeeting.com/CAMP2020	VOTE BY MAIL Return your proxy card to Vote Processing, c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	VOTE BY TELEPHONE Dial +1 800-690-6903

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of American Stock Transfer & Trust Company, LLC, our stock transfer agent, you may vote by proxy, meaning you authorize individuals named in the proxy card to vote your shares. You may provide this authorization by voting via the Internet, mobile device, by telephone, or (if you have received paper copies of our proxy materials) by returning a proxy card. You also may participate in and vote during the Annual Meeting. If you own common stock of record and you do not vote by proxy or at the Annual Meeting, your shares will not be voted.

If you own shares in street name, meaning that your shares are held by a bank, brokerage firm, or other nominee, you may instruct that institution on how to vote your shares. You may provide these instructions by voting via the Internet, mobile device, by telephone, or (if you have received paper copies of proxy materials through your bank, brokerage firm, or other nominee) by returning a voting instruction form received from that institution. You also may participate in and vote during the Annual Meeting. If you own common stock in street name and do not either provide voting instructions or vote during the Annual Meeting, the institution that holds your shares may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 28, 2021, but cannot vote your shares on any other matters being considered at the meeting.

Voting Standards

•

Proposal 1—Election of directors. The nominees for director are elected by a majority of the votes cast. A “majority of the votes cast” means that the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes will have no effect on the outcome of the director vote. Any director who is not elected by a majority of the votes cast is expected to tender his or her resignation to the Governance and Nominating Committee. The Governance and Nominating Committee will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. In determining whether to recommend that the Board of Directors accept any resignation offer, the Governance Committee may consider all factors that the Committee’s members believe are relevant. The Board will act on the Governance Committee’s recommendation within 90 days following certification of the election results.

•

Proposal 2—Ratification of the appointment of Deloitte & Touche, LLP. To ratify the appointment of Deloitte & Touche, LLP as our independent auditing firm for the fiscal year ending February 28, 2021, the affirmative vote of a majority in voting power of the shares of common stock present (in person, by remote communication or by proxy), at the Annual Meeting and entitled to vote on this proposal is required. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

•

Proposal 3—Say-on-Pay. To approve, on an advisory basis, the compensation of our named executive officers, the affirmative vote of the holders of a majority in voting power of the shares of common stock present (in person, by remote communication, or by proxy) at the Annual Meeting and entitled to vote on the proposal is required. Because your vote on the Say-on-Pay proposal is advisory, it will not be binding on the Board, the Compensation Committee of the Board, or CalAmp. However, the Board will review the voting results and take them into consideration when making future decisions about executive compensation. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

•

Proposal 4—Increase in the number of Common Stock shares that can be issued under the 2004 Incentive Stock Plan. The affirmative vote of the holders of a majority in voting power of the shares of common stock present (in person, by remote communication, or by proxy) at the Annual Meeting and entitled to vote on this proposal is necessary to approve the Amended and Restated 2004 Incentive Stock Plan. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Revocation

If you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the Annual Meeting by delivering to the Secretary of CalAmp Corp. a written notice of revocation, authorizing another duly executed proxy via the Internet, mobile device, or telephone (your most recent telephone or Internet authorization will be used) or by returning a proxy card bearing a later date, or by participating in and voting during the Annual Meeting. A stockholder owning common stock in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by participating in and voting during the Annual Meeting.

Participating in the Annual Meeting

This year’s Annual Meeting will be accessible only through the Internet. We are conducting a virtual online Annual Meeting so our stockholders can participate from any geographic location with Internet connectivity. We believe this is an important step to enhancing accessibility to our Annual Meeting for all of our stockholders and enhancing our ESG efforts by reducing the carbon footprint of our activities. A virtual meeting is particularly important for our stockholders, employees, and community this year in light of evolving public health and safety considerations posed by the spread of the novel coronavirus, or COVID-19. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings, while providing an online experience available to all stockholders regardless of their location. The accompanying proxy materials include instructions on how to participate in the meeting and how you may vote your shares.

You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on June 1, 2020, the record date, or hold a valid proxy for the meeting. To participate in the Annual Meeting, including to vote and to view the list of registered stockholders as of the record date during the meeting, you must access the meeting website at www.virtualshareholdermeeting.com/CAMP2020 and enter the 16-digit control number found on the Notice of Internet Availability of Proxy Materials or on the proxy card or voting instruction form provided to you with this Proxy Statement, or that is set forth within the body of the email sent to you with the link to this Proxy Statement.

Regardless of whether you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to log on to www.proxyvote.com and vote in advance of the Annual Meeting.

Stockholders are able to submit questions for the Annual Meeting’s question and answer session during the meeting through www.virtualshareholdermeeting.com/CAMP2020. We will post answers to shareholder questions received regarding our Company on our investor relations website at www.calamp.com after the meeting. We also will post a replay of the Annual Meeting on our investor relations website, which will be available following the meeting. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website or during the ten days prior to the meeting at www.proxyvote.com.

Your vote is very important. Regardless of whether you plan to virtually attend the Annual Meeting or not, we recommend that you vote as soon as possible. You may vote your shares over the Internet or via the toll-free telephone number above. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. Stockholders of record and beneficial owners will be able to vote their shares electronically at the Annual Meeting. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers about the 2020 Annual Meeting and Voting beginning on page 65 of the Proxy Statement.

Virtual Meeting Admission

Stockholders of record as of June 1, 2020 will be able to participate in the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/CAMP2020. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Stockholders can also access copies of our Proxy Statement and annual report on Form 10-K for the year ended February 29, 2020, including any exhibits thereto (the “Annual Report”) at the Annual Meeting website. As part of the Annual Meeting, we will hold a Q&A session, during which we intend to answer all questions submitted by stockholders which are pertinent to the Company and the meeting matters, as time permits. Answers to any such questions that are not addressed during the meeting will be published following the meeting on the Company’s website at www.calamp.com. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

The Annual Meeting will begin promptly at 10:00 a.m. Pacific Time on Wednesday, July 29, 2020. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow approximately 5 minutes for the online check-in procedures.

Technical Assistance

Beginning a few minutes before and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call our support team at:

•	1-800-586-1548 (U.S. Domestic Toll Free)

•	1-303-562-9288 (International)

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 29, 2020:

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. The Notice of Annual Meeting, Proxy Statement, and Annual Report are available from Broadridge Financial Solutions at: www.proxyvote.com. Broadridge does not use “cookies” or other tracking software that identifies visitors accessing this web site.

Business Overview

We solve your most complex problems

We Are a SaaS IoT Pioneer

We have created a cloud-based connected IoT ecosystem that is enhanced through our Software-as-a-Service (SaaS) subscription services and applications. Our platform provides greater visibility, scalability and connectivity across automotive, insurance, transportation and logistics, government and construction markets creating a massive global IoT ecosystem. By employing our cloud platform and SaaS subscription services, global businesses can dramatically improve their operations, streamline communications and gain critical insights from their business data that can transform the speed, cost and reliability of their services and operations.

Our unified and integrated cloud-based IoT ecosystem combines SaaS-based applications, telematics services, a scalable global cloud platform and intelligent edge computing products. Together these elements deliver a comprehensive view of vehicles, machines, drivers, assets and cargo in real time that would otherwise require multiple disparate applications. Our applications and services all tie back to our cloud platform, generating actionable data and insights that help management optimize business operations through better decision making at the edge. While each one of our offerings can be combined for a complete end-to-end telematics solution, they can also be customized and integrated with custom applications or back-office systems, without losing the actionable mobility data that only CalAmp can provide.

Our cloud platform offers valuable telematics services that provide enhanced insights to help companies more efficiently manage their assets including fleet video intelligence, remote asset monitoring, real-time crash response and driver behavior scoring. Our programmable telematics devices enable computing at the edge and capture business-critical data from mobile assets, their passengers and content anywhere in the world at any time. We call this The New How: powering autonomous IoT interaction, facilitating efficient decision making, optimizing resource utilization and improving road safety.

1,300,000 SaaS Subscribers	20,000,000 Installed Base of Products

As of the date of this proxy statement, we have approximately 1.3 million software and service subscribers and more than 20 million products installed globally in multiple market verticals including automotive, insurance, transportation and logistics, government and construction. There are over two million Here Comes The Bus® mobile app users operated by fleet managers and school districts. We believe the installed base represents a significant recurring revenue opportunity as we strive to deliver additional over-the-top services and data monetization opportunities to subscribers in collaboration with our customers and partners.

Growth Strategy – Capitalize on $30B Total Available Market (“TAM”)

In order to capitalize on this TAM, our growth strategy and the metrics by which we measure ourselves includes the following five key elements:

•

Drive SaaS Applications Across Market Verticals. We are relentlessly pursuing our goal to grow our software and subscription services business. To accomplish this goal, our team is focused on continual product innovation across our proprietary software stack. We believe that by leveraging our existing brand presence and customer base in four market verticals including transportation, construction, government and the automotive aftermarket, we can drive growth in our SaaS applications. And as we steadily grow our base of SaaS subscribers, we’ll continue to migrate to a pure-play solution provider of subscription services by combining our broad portfolio of SaaS applications, cloud-based platform and programmable telematics devices.

•

Create Innovative Solutions in the Emerging Connected Vehicle Market. With the acquisition of LoJack® licensees in the U.S., U.K., Italy and Mexico, we now have a highly recognizable, consumer-facing brand as well as strong and unique relationships with law enforcement agencies (in the U.S. and other geographical regions), auto dealerships, insurance companies, rental car agencies, regional and global transportation and logistics providers, and heavy equipment original equipment manufacturers (OEMs). We plan to develop telematics applications for the connected vehicle market similar to LoJack® SureDrive™ targeting the consumer telematics segment and LoJack® LotSmart™ for automotive dealer inventory management. We plan to increase our investment in research and development to expand and enhance the features and capabilities of our products and solutions and drive further innovation through synergies created among our Synovia acquisition and LoJack subsidiaries.

•

Expand Presence in Industrial IoT. We believe that our current distribution footprint covers a significant portion of the global industrial IoT market due to our strong relationships with large enterprises such as Caterpillar. We believe there is an opportunity for us to leverage our core competencies of working with these global enterprises and expand our presence with other industrial OEMs.

•

Continue Expansion into International Markets. We are leveraging our existing customer relationships, international subscribers and recent Tracker UK and LoJack Mexico acquisitions to further expand into global markets including Latin America, Europe, Middle East, Africa and Asia Pacific. Our global expansion strategy is focused on countries with anticipated demand for our full stack of SaaS application and services, cloud platform and telematics devices.

•

Create Opportunities to Monetize our Installed Base. We believe that our strong and growing installed-base of over 20 million telematics devices and approximately 1.3 million unique software and services subscribers provide us with an opportunity to create additional revenue streams by delivering high-value data sources, applications and other over-the-top subscription services to enterprises in large markets such as automotive, insurance, transportation & logistics, government and construction.

Our Platform

CalAmp’s unified IoT ecosystem includes our SaaS-based applications, CalAmp Telematics Services, CalAmp Telematics Cloud Platform and intelligent edge computing products. Companies of all sizes leverage our integrated suite of IoT services and devices into their operational infrastructure to reliably and securely transmit business-critical data points from high-valued mobile assets to address the most complex operational challenges. This tight integration of IoT technology provides greater visibility to help meet customer expectations in the on-demand economy.

Our Commitment To Corporate Sustainability

We continually seek to improve and enhance our governance programs. This year, we are pleased to share for the first time an update on our Environmental, Sustainability and Governance (“ESG”) efforts. We believe that responsible and sustainable business practices support our long-term success as a company. While those practices help keep our communities and our environment vibrant and healthy, they also lead us to more efficient, resilient, and profitable business operations. They also help us help our customers meet their ESG targets. We believe that being an industry leader is not just about having talented employees or innovative products, but it is also about doing business the right way, every day. That is why our commitment to sound corporate social responsibility (or “CSR”), is deeply rooted in all aspects of our business.

Information regarding our ESG activities is available in our corporate social responsibility report entitled “2020 Corporate Sustainability Report”, available on the ESG tab of our website at www.calamp.com (which is not incorporated by reference herein). Our Governance and Nominating Committee oversees our ESG and CSR policies and programs. Below are some highlights from our 2020 Corporate Sustainability Report:

Sustainable Products

We take responsibility for how our products impact the environment and communities. We believe transparency enhances accountability, helping us improve the long-term sustainability of our products and business.

Responsible Supply Chain

The need for greater transparency and reliability are driving behavioral change in corporate supply chains, especially as a result of the COVID-19 pandemic. We embrace and facilitate this change with our forward-thinking responsible supply chain program, based on a commitment to collaborate with suppliers and key stakeholders to ensure that our value chain is reliable, socially responsible, and sustainable.

Ethical Business Practices

Integrity is a core value of our company culture—one that we work hard to maintain and enhance our efforts to earn the trust of our customers and business partners, to inspire our employees, and to deliver value for our stockholders and improve our communities.

Advancing a Better Environment

As we look to the future, CalAmp recognizes that environmental stewardship is critical to the long-term success of our company, our customers and other stakeholders. We are fully committed to responsible use of the earth’s natural resources and we strive to minimize any impact on climate change as we work together to create a better future.

Enhancing Vibrant Communities

We believe that corporate sustainability should go beyond environmental and labor considerations to provide a positive social impact on the local communities in which we operate across the globe.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board, based on the recommendation of the Governance and Nominating Committee, propose that the following eight nominees be elected at the Annual Meeting, each of whom will hold office until the next Annual Meeting of Stockholders or until his or her successor shall have been elected and qualified:

•	A. J. “Bert” Moyer

•	Jeffery Gardner

•	Scott Arnold

•	Jason Cohenour

•	Amal Johnson

•	Roxanne Oulman

•	Jorge Titinger

•	Larry Wolfe

Each of the nominees is currently a director of CalAmp Corp. and has been elected to hold office until the 2020 Annual Meeting or until his or her successor has been elected and qualified. The nominees were most recently elected at the 2019 Annual Meeting. Biographical and related information on each nominee is set forth below.

Although the Board expects that the eight nominees will be available to serve as directors, if any of them should be unwilling or unable to serve, the Board may decrease the size of the Board or may designate substitute nominees, and the proxies will be voted in favor of any such substitute nominees.

The Board of Directors recommends a vote “FOR” each nominee.

Board Of Directors Information

In evaluating the nominees for the Board of Directors, the Board and the Governance and Nominating Committee took into account the qualities they seek for directors, and the directors’ individual qualifications, skills, and background that enable the directors to effectively and productively contribute to the Board’s oversight of CalAmp Corp., as discussed below in each biography and under “Biographical Information.” When evaluating re-nomination of existing directors, the Committee also considers the nominees’ past and ongoing effectiveness on the Board and, with the exception of Mr. Gardner, who is an employee, their independence.

Biographical Information

A.J. “Bert” Moyer Chairman of the Board Business Consultant And Private Investor Independent

Background

Mr. Moyer, is currently a business consultant and private investor. He previously served as Executive Vice President and Chief Financial Officer of QAD Inc., a publicly held software company that is a provider of enterprise resource planning software applications, from 1998 until 2000. Prior to joining QAD in 1998, Mr. Moyer served as Chief Financial Officer of Allergan Inc., a specialty pharmaceutical company based in Irvine, California, from 1995 to 1998. Earlier in his career Mr. Moyer served as Chief Financial Officer of each of Western Digital, National Semiconductor and Coldwell Banker. During the past five years he also served on the board of Virco Manufacturing. Mr. Moyer received a BS degree in Finance from Duquesne University and graduated from the Advanced Management Program at the University of Texas, Austin. Mr. Moyer holds a Master Professional Director Certification from the American College of Corporate Directors, a national public company director education and credentialing organization.

Qualifications and Skills

Mr. Moyer was chosen to serve on our Board because of his many years of financial management and technology industry experience, including experience as CFO of large public and private companies, and his service on the boards of several other companies.

Age:	Director since:	Board committees:	Other current public company boards:
76	February 2004	Governance and Nominating	MaxLinear, Inc. (NYSE: MXL); Collectors Universe, Inc. (Nasdaq: CLCT)

Jeffery R. Gardner Interim President, CEO and Director

Background

Mr. Gardner has been Interim President and CEO since March 25, 2020, and has been a Director since January 2015. He served as the president and CEO of Brinks Home Security from 2015 until February 2020. From 2005 until 2015, he was a member of the board of directors of Windstream Holdings, Inc., a leading provider of advanced network communications and technology solutions, including cloud computing and managed services to businesses nationwide. From 2005 to 2014, Gardner also served as the president and chief executive officer of Windstream. Before joining Windstream, he served as executive vice president and chief financial officer of Alltel Corp. Earlier, he held a variety of senior management positions at 360 Communications, which merged with Alltel in 1998.

Gardner received a bachelor of arts degree in finance from Purdue University and a master’s degree in business administration from The College of William and Mary. He is currently an NACD Board Leadership Fellow and NACD Governance Fellow, and he previously served on several national associations including the Business Roundtable and the United States Telecom Association.

Qualifications and Skills

Mr. Gardner’s individual qualifications and skills as a director include his wealth of leadership experiences as a CEO at highly successful technology companies, and financial expertise.

Age:	Director since:	Board committees:	Other current public company boards:
60	January 2015	None (prior to appointment as Interim President and CEO, he chaired Governance and Nominating, and served on Audit)	Qorvo, Inc. (Nasdaq: QRVO)

Scott Arnold Former President, Shutterfly Enterprise Independent

Background

Most recently, Mr. Arnold has served as the President, Shutterfly Enterprise, a division of Shutterfly that in 2019 was acquired by Apollo Global Management. Prior to Shutterfly, he served from May 2013 to April 2016 as president and CEO at AppSense, a leading provider of user environment management solutions enabling a productive, secure workspace. Prior to joining AppSense, from July 2007 to August 2012, Arnold held the roles of COO and then president and CEO of MarketTools, Inc., a Software as a Service (SaaS) market research company. From November 2003 to November 2005, he was COO and Interim CEO of Borland Software, a software company that facilitates software development projects.

Prior to his operating roles, Arnold was a partner at McKinsey & Company where he served clients across technology and telecom industries and helped build the Firm’s practice in Silicon Valley. Arnold currently serves on Duke University’s Pratt School of Engineering Board of Visitors, and holds a BS degree in Electrical Engineering from Duke and an MBA degree from the Stanford Graduate School of Business.

Qualifications and Skills

Mr. Arnold brings an extensive background in SaaS and enterprise software, along with a passion for optimizing customer experiences and driving product innovation.

Age:	Director since:	Board committees:	Other current public company boards:
56	June 2019	Compensation	None

Jason Cohenour Former President, CEO and Director, Sierra Wireless, Inc. Independent

Background

Mr. Cohenour served as the President, CEO and director of Sierra Wireless, Inc. from 2005 until June 2018, and held other senior management positions with Sierra Wireless, including COO, from 1996 until 2005. Mr. Cohenour also served as a director of Ikanos Communications, Inc. from 2014 until August 2015, when that company was acquired by Qualcomm, and Epic Data International, Inc. from 2004 to 2010. Mr. Cohenour has a BS degree in Business Administration from the University of Rhode Island.

Qualifications and Skills

Mr. Cohenour was chosen to serve on our Board because of his many years of experience in technology, with a concentration in the mobile wireless communications and Internet of Things (“IoT”) markets, including leading numerous equity financing and M&A transactions.

Age:	Director since:	Board committees:	Other current public company boards:
59	June 2019	Governance and Nominating (Chairman (following Mr. Gardner’s appointment as Interim President and CEO)); Audit	None

Amal Johnson Former Director and Executive Chairwoman of the Board, Author-it Software Corporation Independent

Background

From March 2012 to December 2017, Ms. Johnson was a member of the Board of Directors of Author-it Software Corporation, a privately held SaaS company that provides a platform for creating, maintaining and distributing single-sourced technical content, and Executive Chairman from March 2012 to October 2016. Prior to joining Author-it Software, Ms. Johnson led MarketTools, Inc., another SaaS company, as Chief Executive Officer from 2005 to 2008, and then as Chairman of the Board until the company was acquired in January 2012. Prior to MarketTools, Ms. Johnson was a general partner at Lightspeed Venture Partners, focusing on enterprise software and infrastructure, from 1999 to 2004. Previously, Ms. Johnson was President of Baan Supply Chain Solutions, Baan Affiliates, and Baan Americas, from 1994 to 1999. Prior to that, Ms. Johnson served as President of ASK Manufacturing Systems from 1993 to 1994 and held executive positions at IBM from 1977 to 1993. Ms. Johnson holds a BA degree in Mathematics from Montclair State University and studied Computer Science at Stevens Institute of Technology graduate school of engineering.

Qualifications and Skills

Ms. Johnson was chosen to serve on our Board because of her executive management and board leadership experience with software services companies, as well as her current service on the board of various other public companies.

Age:	Director since:	Board committees:	Other current public company boards:
67	December 2013	Compensation (Chairwoman); Governance and Nominating	Intuitive Surgical, Inc. (Nasdaq: ISRG); Essex Property Trust, Inc. (NYSE: ESS)

Roxanne Oulman EVP & CFO Medallia, Inc. (NYSE: MDLA) Independent

Background

Ms. Oulman currently serves as the EVP and CFO of Medallia, Inc., a public SaaS company that she joined in November 2018. Previously, she served as CFO of CallidusCloud, a publicly held SaaS company, from November 2016 until September 2018. From May 2013 to November 2016, Ms. Oulman held leadership positions at CallidusCloud, which was acquired by SAP in April 2018. From 2011 to 2013, Ms. Oulman served as an Interim Chief Financial Officer at Thoratec Corporation, a biomedical device company, and from 2004 to 2011 she held several other financial leadership positions at Thoratec Corporation. From 1999 to 2004, Ms. Oulman was a General Manager and Western Regional Controller at Zomax, Inc., a logistics and supply chain company. Ms. Oulman has a BS degree in Accounting from Minnesota State University, Mankato and an MBA degree from University of the Pacific—Eberhardt School of Business.

Qualifications and Skills

Ms. Oulman was chosen to serve on our Board because of her background as a proven public SaaS company CFO with experience in leading profitable, innovative companies, as well as her customer experience skills and skills relating to financial statement and accounting matters.

Age:	Director since:	Board committees:	Other current public company boards:
49	August 2018	Audit	None

Jorge Titinger Former President, CEO and Director of Silicon Graphics International Corporation Independent

Background

Mr. Titinger is the principal of Titinger Consulting, a private consulting and advisory services firm that he founded in 2016. Mr. Titinger served as President, Chief Executive Officer and a member of the board of Silicon Graphics International (SGI) from February 2012 until November 2016, when SGI was acquired by Hewlett Packard Enterprise. Previous to SGI, from June 2008 to July 2011, Mr. Titinger held several executive positions at Verigy Ltd., a company in the semiconductor automated test equipment industry, culminating as President, Chief Executive Officer and member of the board. Prior to Verigy, Mr. Titinger was Senior Vice President and General Manager of Product Business Groups at Form Factor, Inc., a company in the probe card technology business, from November 2007 to June 2008. Mr. Titinger previously held executive and general management positions at KLA-Tencor Corporation and Applied Materials, Inc., both companies in the semiconductor equipment industry, MIPS Computer Systems, Inc., a company in the graphics computing industry, and Hewlett-Packard Company. Mr. Titinger holds BS and MS degrees in Electrical Engineering and an MS degree in Engineering Management, all from Stanford University

Qualifications and Skills

Mr. Titinger was chosen to serve on our Board because of his board and executive level experience with publicly held technology companies.

Age:	Director since:	Board committees:	Other current public company boards:
59	June 2015	Compensation; Governance and Nominating	Cohu, Inc. (Nasdaq: COHU) Hercules Capital, Inc. (NYSE: HTGC) Axcelis Technologies Inc. (Nasdaq: ACLS)

Larry Wolfe Former President and CEO, Taxcient, Inc. Independent

Background

From 2006 to 2010, Mr. Wolfe was the President and CEO of Taxcient, Inc., a privately held provider of sales and use tax compliance software and services that merged with Avalara, Inc. in 2010. In conjunction with this merger, Mr. Wolfe joined Avalara’s board and served as a director of that company until April 2014. Mr. Wolfe also served as a director of QAD Inc. from 2002 to 2006. From 1987 until 2001, Mr. Wolfe was employed by Intuit Inc. and certain predecessor companies, most recently as senior vice president responsible for the tax division. In addition to his role as senior vice president, Mr. Wolfe was vice president and general manager of Intuit’s Personal Tax Group. Mr. Wolfe is also a former board member of the San Diego Software Industry Council. Earlier in his career, Mr. Wolfe was a managing partner at two certified public accounting firms, Wolfe & Co. and Strand Wolfe & Lutton. He began his career at the accounting firm Deloitte Haskins & Sells, where he earned his CPA license. Mr. Wolfe received a BS degree in Business Administration from the University of Southern California.

Qualifications and Skills

Mr. Wolfe was chosen to serve on our Board because of his experience as a successful entrepreneur and executive in the financial software industry, his several years of service on the board of another public company, and his public accounting background.

Age:	Director since:	Board committees:	Other current public company boards:
69	July 2008	Audit (Chairman); Compensation	None

THE CALAMP BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board has adopted Corporate Governance Guidelines that provide the framework for the governance of CalAmp and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to stockholders. The current version of our Corporate Governance Guidelines is available in the Corporate Governance section of the Company’s website at www.calamp.com. We are in compliance with the current corporate governance requirements prescribed by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Nasdaq.

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Diversity. The Governance and Nominating Committee considers and evaluates director candidates in the context of an assessment of the anticipated needs of our Board as a whole in order to achieve a diversity of occupational and personal backgrounds and a variety of complementary skills so that, as a group, our Board will possess the appropriate talent, skills and expertise to oversee CalAmp’s business. When considering candidates as potential Board members, the Board and the Governance and Nominating Committee evaluate the candidates’ ability to contribute to such diversity. The Board assesses its effectiveness in this regard as part of its annual Board and director evaluation process. If all eight directors are elected by our stockholders pursuant to Proposal One, then one-fourth of our Board’s independent directors will be female, and one-fourth will be ethnic/racial minorities.

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Board Refreshment. Our Board’s composition also represents a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors combined with fresh perspectives from newer directors (with three new directors on-boarding and one director leaving in the last three years). The tenure range of our independent director nominees is as follows:

Limit on Number of Other Public Directorships

We have a policy that limits the number of public company boards that our directors may serve on. Under this policy, CalAmp directors who also serve as CEOs or in equivalent positions should not serve on more than two other public company boards in addition to our Board, and other directors should not serve on more than four other public company boards in addition to our Board.

Director Stock Ownership

We have established stock ownership guidelines for non-employee directors and executive officers. Pursuant to these guidelines, non-employee directors are expected to own shares of our common stock with an aggregate acquisition date market value of at least three times the amount of the annual base retainer of $60,000. The stock ownership guidelines for executive officers are described on page 54.

Changes in Director Occupation or Status

We have a policy that requires a director to tender a letter of resignation to the Chair of the Governance and Nominating Committee in the event that the director’s principal occupation or business association changes substantially from the position he or she held when the director originally joined our Board. The Governance and Nominating Committee will review whether the new occupation, or retirement, of the director is consistent with the specific rationale for originally selecting that individual and the guidelines for Board membership, and will recommend action to be taken by the Board, if any, regarding the resignation based on the circumstances of the new position or retirement.

Board Leadership Structure

Our Board does not have a formal policy with respect to whether the roles of the Chairman of the Board (“Chairman”) and the Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. However, our Corporate Governance Guidelines provide that if the Chairman is not an independent director, then the Board shall designate one independent, non-employee director to serve as a lead director. If so designated, the lead director would act as a liaison between the independent directors and management and would be responsible for assisting the Chairman in establishing the agenda for Board meetings, for coordinating the agenda for, and chairing executive sessions of the non-employee directors, and for performing such other duties as may be specified by the Board from time to time.

We currently separate the roles of Chief Executive Officer and Chairman. The current Chairman is an independent, non-employee director. Our Board believes this is the appropriate leadership for CalAmp at this time because it permits our Chief Executive Officer to focus on setting our strategic direction, day-to-day leadership, and operating performance, while permitting the Chairman to focus on providing guidance to the Chief Executive Officer and setting the agenda for Board meetings. Our Board also believes that the separation of the Chief Executive Officer and Chairman roles assists the Board in providing robust discussion and evaluation of strategic goals and objectives. However, our Board acknowledges that no single leadership model is ideal for all companies at all times. As such, our Board periodically reviews its leadership structure and may, depending on the circumstances, choose a different leadership structure in the future.

Board Oversight of Risk

Our Board seeks to understand and oversee the most critical risks relating to our business, allocate responsibilities for the oversight of risks among the full Board and its committees, and see that management has in place effective systems and processes for managing risks facing us. Overseeing risk is an ongoing process and risk is inherently tied to our strategic decisions. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board is responsible for oversight and direction, management is charged with identifying risk and establishing appropriate internal processes and an effective internal control environment to identify, manage and mitigate risks and to communicate information about risk to our Board. Committees of the Board also play an important role in risk oversight.

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The Audit Committee is responsible for overseeing management of risks related to our financial statements and financial reporting process, data privacy and security, business continuity, and operational risks, the qualifications, independence, and performance of our independent auditors, the performance of our internal audit function, legal and regulatory matters, and our compliance policies and procedures. In fulfilling its duties, the Audit Committee considers information from our independent registered public accounting firm, Deloitte & Touche LLP.

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The Compensation Committee is responsible for overseeing management of risks related to compensation for our executive officers and our overall compensation program, including our equity-based compensation plans, as well as risks related to other human capital management matters.

Director Independence

Proposal One is for the election of eight directors, seven of whom are independent. A director’s independence is determined by our Board pursuant to the rules of Nasdaq and applicable SEC rules and regulations. Our Board has determined that each director nominee is independent, with the exception of Jeffery Gardner, who serves as the Company’s Interim President and Chief Executive Officer.

Process of Identifying and Evaluating Nominees for Directors

1	2	3	4

Assess Thoughtful process to develop criteria sought in directors guided by the Governance and Nominating Committee	Identify Potential nominees identified	Evaluate Governance and Nominating Committee reviews available information on prospective nominees	Nominate Board nominates directors for election by stockholders

1—Assess

Our Board, led by the Governance and Nominating Committee, evaluates the size and composition of our Board at least annually, giving consideration to evolving skills, perspectives, and experiences needed on our Board to perform its governance and oversight role as the business evolves and transforms, and the underlying risks change over time. Among other factors, the Governance and Nominating Committee considers our strategy and needs, as well as our directors’ skills, expertise, experiences, gender, race, ethnicity, tenure, and age. As part of the process, our Board assesses the skills and expertise of our current directors to then develop criteria for potential candidates to be additive and complementary to the overall composition of our Board. Specific director criteria evolve over time to reflect our strategic and business needs and the changing composition of our Board.

2—Identify

The Governance and Nominating Committee is authorized to use any methods it deems appropriate for identifying candidates for membership on our Board of Directors, including considering recommendations from stockholders and engaging the services of an outside search firm to identify suitable potential director candidates.

3—Evaluate

The Governance and Nominating Committee has established a process for evaluating director candidates that it follows regardless of who recommends a candidate for consideration. Through this process, the Governance and Nominating Committee considers a candidate’s skills and experience and other available information regarding each candidate. Following the evaluation, the Governance and Nominating Committee recommends nominees to our Board.

4—Nominate

Our Board of Directors considers the Governance and Nominating Committee’s recommended nominees, analyzes their independence and qualifications and selects nominees to be presented to our stockholders for election to our Board.

Board Meetings and Committees

The Board meets regularly during the year, and holds special meetings and acts by unanimous written consent whenever circumstances require. The policy of our Board is that all directors are expected to attend the annual meeting of stockholders. All of the Company’s directors attended last year’s annual meeting. In fiscal 2020, the table below shows the number of meetings and executive sessions. All directors attended more than 75% of the aggregate meetings of the Board and committees on which the directors served.

Fiscal 2020 Board and Committee Meeting Director Attendance

	Number of Meetings	Number of Executive Sessions
Board	9	7
Audit Committee	6	5
Compensation Committee	7	5
Governance & Nominating Committee	3	1

The independent, non-employee directors of our Board and its committees meet in executive sessions routinely and regularly. During the executive sessions, the independent, non-employee directors have access to the Chief Executive Officer and other members of senior management. In addition, our Audit Committee meets periodically with our independent registered public accounting firm without management present at such times as the Audit Committee deems appropriate. The Chairman or the Chair of the applicable Board committee, as applicable, presides over these executive sessions.

Contacting the Board

Our stockholders who are interested in communicating directly with our Board, any Committee of our Board, the Chairman or the non-employee directors as a group may do so by sending a letter to the CalAmp Board of Directors, c/o Corporate Secretary, CalAmp Corp., 15635 Alton Parkway, Suite 250, Irvine, California, 92618. The Corporate Secretary will review the correspondence and forward it to the Chairman, Chair of the Governance and Nominating Committee, the Audit Committee or the Compensation Committee, or to any individual director or group of directors of the Board to whom the communication is directed, as applicable, if the communication is relevant to CalAmp’s business and financial operations, policies and corporate philosophies.

Corporate Governance Documents

Please visit our the Governance tab of our website at www.calamp.com for additional information on our corporate governance, including:

•	the Charters approved by the Board for the Audit Committee, the Compensation Committee, and the Nominating and Governance Committees;

•	the Corporate Governance Guidelines; and

•	the Code of Business Conduct and Ethics.

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Our Code of Business Conduct and Ethics (the “Code”) applies to all of our directors, officers and employees. Section 15 of the Code contains a Financial Management Code of Ethics that applies specifically to our Chief Executive Officer and all finance and accounting employees, including our senior financial officers, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder. In the event that the Company makes changes in, or provides waivers from, the provisions of this Code that are required to be disclosed by SEC regulations, we will disclose these events on our website.

Shareholder Engagement

We believe that effective corporate governance includes year-round engagement with our stockholders. We meet regularly with our stockholders, including both large and small investors, to discuss business strategy, performance, compensation philosophy, corporate governance, and environmental and social topics. In a typical year, we will engage with stockholders at least two to three times a year. We find it beneficial to have ongoing dialogue with our stockholders throughout the year on a full range of investor priorities (instead of engaging with stockholders only prior to our annual meeting on issues to be voted on in the proxy statement). Our direct engagement with stockholders helps us better understand our stockholders’ priorities, perspectives, and issues of concern, while giving us an opportunity to elaborate on our many initiatives and practices and to address the extent to which various aspects of these matters are (or are not) significant given the scope and nature of our operations and our existing practices. We take insights from this feedback into consideration and share them with our Board as we review and evolve our practices and disclosures.

Committees of the Board

Our Board has delegated certain of its authority to three committees: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. These three Board committees operate under written charters defining their functions and responsibilities. Each committee has the authority, pursuant to its charter, to obtain advice and assistance from, and receive appropriate funding from CalAmp for, outside legal, accounting or other advisors as the committee deems necessary to assist it in the performance of its functions. The charters of these committees are available at the Governance tab on our website at www.calamp.com. The following table provides current membership for each of our Board committees, following Mr. Gardner’s withdrawal from his Chairmanship of Governance and Nominating Committee, and service on the Audit Committee, upon his appointment as Interim President and CEO.

Board Director	Audit	Compensation	Governance and Nominating

A.J. “Bert” Moyer

Scott Arnold

Jason Cohenour

Jeffery Gardner

Amal Johnson

Roxanne Oulman

Jorge Titinger

Larry Wolfe

Chair	Member	Chairman of the Board

Audit Committee

Committee Members

Larry Wolfe Chairman	Roxanne Oulman	Jason Cohenour

We have an Audit Committee established in accordance with the requirements of the Securities Exchange Act of 1934. Our Board has determined that all members of the Audit Committee qualify as “audit committee financial experts” as defined in the regulations of the SEC. Our Board has also determined that each member of the Audit Committee is independent as defined in the rules of Nasdaq and the SEC. See also “Report of the Audit Committee” beginning on page 29. The Audit Committee represents and assists the Board in fulfilling its responsibilities for overseeing our financial reporting processes and the audit of our financial statements. Specific duties and responsibilities of the Audit Committee include, among other things:

Independent Registered Public Accounting Firm	• appointing, overseeing the work of, evaluating, compensating and retaining the independent registered public accounting firm;

•  discussing with the independent registered public accounting firm its relationships with CalAmp and its independence, and periodically considering whether there should be a regular rotation of the accounting firm in order to assure continuing independence; and

• determining whether to retain or, if appropriate, terminate the independent registered public accounting firm.
Audit & Non-Audit Services; Financial Statements; Audit Report	• reviewing and approving the scope of the annual independent audit, the audit fee, and other audit services;
• preparing the Audit Committee report for inclusion in the annual proxy statement; and
• overseeing our accounting and financial reporting processes and the audit of our financial statements, including the integrity of our financial statements.
Disclosure Controls; Internal Controls & Procedures; Legal Compliance

•  reviewing our disclosure controls and procedures, internal controls, information and technology security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; and

• overseeing compliance with legal and regulatory requirements.
Risk Oversight	• reviewing the Company’s practices with respect to risk assessment and risk management; and

•  discussing policies with respect to risk assessment and risk management, including the Company’s programs, policies, practices and safeguards for information technology, cybersecurity and data security, and review periodic updates on such matters from the Company’s chief information security officer (or equivalent).

Related Party Transactions	• overseeing relevant related party transactions governed by applicable accounting standards (other than related-person transactions addressed by the Governance and Nominating Committee.
Annual Review/Evaluation	• annually reviewing the Audit Committee’s charter and performance.

Compensation Committee

Committee Members

Amal Johnson Chairwoman	Jorge Titinger	Scott Arnold	Larry Wolfe

The primary duties and responsibilities of our Compensation Committee, as set forth in its charter, are to review and make recommendations to our Board with respect to the compensation of our executive officers and non-employee directors, and to administer our equity-based compensation plan. Our Board has determined that each member of the Compensation Committee is independent as defined in the rules of Nasdaq and the SEC. See also “Compensation Discussion and Analysis” beginning on page 45. The Compensation Committee discharges the Board’s responsibilities related to the compensation of our executives and Directors and provides general oversight of our compensation structure, including our equity compensation plans. Specific duties and responsibilities of the Compensation Committee include, among other things:

Executive Compensation, Stock Ownership & Performance Reviews	• recommending the CEO’s compensation to the independent members of the Board for their review and approval;

•  reviewing and approving objectives relevant to other executive officer compensation (base salaries, incentive compensation and perquisites) and evaluating performance and determining the compensation of other executive officers in accordance with those objectives;

• conducting performance evaluation of CEO;
• reviewing performance feedback on executive team members;
• review and recommend severance arrangements and other applicable agreements and policies for executive officers; and
• monitoring compliance with stock ownership guidelines for executive officers.
Director Compensation & Stock Ownership	• reviewing and making recommendations to the Board regarding director compensation; and
• monitoring compliance with stock ownership guidelines for directors.
Compensation Consultants	• engaging compensation consultants, outside counsel and other advisors to assist the Compensation Committee in the full performance of its functions; and

•  assessing the independence of all advisors (whether retained by the Compensation Committee or management) that provide advice to the Compensation Committee, in accordance with Nasdaq listing standards.

Risk Assessment; Other Disclosure	• overseeing CalAmp’s compensation structure, policies and programs for executive officers, and assessing whether these establish appropriate incentives for executive management; and

•  reviewing and discussing with management the Compensation Discussion and Analysis and performing other reviews and analyses and making additional disclosures as required of compensation committees by the rules of the SEC or applicable exchange listing requirements.

Annual Review/ Evaluation

•  reviewing and approving objectives relevant to other executive officer compensation (base salaries, incentive compensation and perquisites) and evaluating performance and determining the compensation of other executive officers in accordance with those objectives; conducting performance evaluation of CEO.

Governance and Nominating Committee

Committee Members

Jason Cohenour Chairman	Bert Moyer	Jorge Titinger	Amal Johnson

The primary duties and responsibilities of our Governance and Nominating Committee are to review and make recommendations on the composition of our Board and its committees, to evaluate and recommend candidates for election to our Board, and to review and make recommendations to the Board on elections and corporate governance matters. Our Board has determined that each member of the Governance and Nominating Committee is independent as defined in the rules of Nasdaq.

Our bylaws permit stockholders to nominate director candidates to stand for election to our Board at an annual meeting of stockholders. Nominations may be made by our Board or by any stockholder. Under our bylaws, a stockholder may nominate a person for election as a director at a particular stockholder meeting only if written notice has been given to us not later than 90 days or earlier than 120 days in advance of the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary of the Company’s annual meeting for the prior year, then the notice by the stockholder must be delivered to us no earlier than the close of business on the 120th day prior to the annual meeting, and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day after we first make a public announcement of the annual meeting date. Any stockholder nominations proposed for consideration by our Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to the Governance and Nominating Committee, c/o Corporate Secretary, CalAmp Corp., 15635 Alton Parkway, Suite 250, Irvine, California 92618.

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The policy of our Governance and Nominating Committee is to consider properly made stockholder nominations for directors as described above. In evaluating such nominations, like all nominations, the Board’s criteria will include business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with CalAmp’s interests.

Our Governance and Nominating Committee considers and evaluates director candidates in the context of an assessment of the anticipated needs of our Board as a whole in order to achieve a diversity of occupational and personal backgrounds and a variety of complementary skills so that, as a group, our Board will possess the appropriate talent, skills and expertise to oversee CalAmp’s business. If all eight directors are elected by our stockholders pursuant to Proposal One, then one-fourth of our Board’s independent directors will be female, and one-fourth will be ethnic/racial minorities. Our Governance and Nominating Committee from time to time reviews the appropriate skills and characteristics required of our Board members, including factors that it seeks in Board members such as diversity of business experience, viewpoints and personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board. In evaluating potential candidates for the Board, our Governance and Nominating Committee considers these factors in the light of the specific needs of our Board at that time. Specific duties and responsibilities of the Governance and Nominating Committee include, among other things:

Board Matters	• developing and recommending to the Board the criteria for identifying and evaluating Director candidates and periodically reviewing these criteria;

•  identifying and recommending candidates to be nominated for election as Directors at our annual meeting, consistent with criteria approved by the Board;

•  making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;

• identifying and recruiting new Directors, establishing procedures for the consideration of Director candidates recommended by stockholders; and
• assessing the contributions and independence of Directors in determining whether to recommend them for election or reelection to the Board.
CalAmp Governing Documents & Corporate Governance Guidelines & Other Policies	• annually reviewing and making an affirmative determination regarding the independence of each director, and reporting such determinations to the Board;
• developing corporate governance principles, including our Corporate Governance Guidelines;
Annual Review/Evaluation	• annually reviewing the Nominating an Governance Committee’s charter and performance; and
• overseeing the periodic self-evaluation of the Board and its committees, including an assessment of the contributions and independence of each of the incumbent directors.

Our Commitment To Corporate Sustainability

We continually seek to improve and enhance our governance programs. This year, we are pleased to share for the first time an update on our Environmental, Sustainability and Governance (“ESG”) efforts. We believe that responsible and sustainable business practices support our long-term success as a company. While those practices help keep our communities and our environment vibrant and healthy, they also lead us to more efficient, resilient, and profitable business operations. We believe that being an industry leader is not just about having talented employees or innovative products, but it is also about doing business the right way, every day. That is why our commitment to sound corporate social responsibility (or “CSR”), is deeply rooted in all aspects of our business.

Information regarding our ESG activities is available in our corporate social responsibility report entitled “2020 Corporate Sustainability Report”, available on the ESG section of our website at https://www.calamp.com/environmental-social-governance/ (which is not incorporated by reference herein). Below are some highlights from our 2020 Corporate Sustainability Report:

We believe there is a fundamental link between and among our telematics solutions supporting the mobile connected economy, the people of CalAmp, our partners, the communities in which we work and live, and the planet that is home to us all.

Our Telematics Solutions

• Leveraging our telematics cloud, we deliver an array of SaaS applications, telematics subscription services and edge computing products that can minimize waste and dramatically improve driver and vehicle safety.

• By enabling load and route optimization, our CalAmp iOn Suite of Telematics Services and smart devices directly lead to fuel savings, lower greenhouse gas emissions and extended, more efficient service life for monitored vehicles.

Our People

• Our concern is for the overall health and wellness of every employee. CalAmp provides exceptional health benefits to employees, but we have taken further steps to actively promote well-being and lifelong health.

• We believe that CalAmp strongly reflects society in all of its diversity. We recognize that we have much to do to ensure opportunity for everyone, regardless of gender, age, sexual orientation, race or ethnicity.

Our Partners

• All of our contract manufacturers are ISO 14000 certified.

• We have actively transitioned our supply chain to Tier 1 manufacturers that are geographically closer to our markets. For example, by moving manufacturing to Mexico from China, we reduced the quantity and frequency of air freight and cargo shipments, which has less of a carbon impact on the environment.

• We comply with Dodd-Frank conflict minerals and work to eliminate suspicious smelters from our supply chain. We also comply with UK’s Modern Slavery Act and California’s Transparency in Supply Chains Act.

Our Communities

• CalAmp is helping to build safer communities through initiatives like Here Comes The Bus®, our award-winning school bus location solution built with our subsidiary, Synovia Solutions, that lets parents know when school buses are arriving at their nearest stop. One county in North Carolina transformed their use of Here Comes The Bus to ensure the delivery of hot breakfasts and lunches to children who were kept out of school by the 2020 Covid-19 pandemic.

• We have taken an active role in Together for Safer Roads, a partnership that crosses industry boundaries to address the most challenging road safety issues in five categories: road safety management, safer roads and mobility, safer vehicles, safer road users, and post-crash response.

• Across all of our global offices, CalAmp promotes charitable giving and volunteering, with programs such as Adopt-a-Highway, which clearly fits our mission, but also through regular volunteering by employees at local food banks as well as donations to clothing and food drives across all our offices.

Our Planet

• Our connected vehicle solutions not only reduce costs for fleet operators, but they also result in safer roads and less fuel consumption, which results in fewer greenhouse gases being produced.

• We have taken a number of steps to improve our groundbreaking technologies, leading to even greater efficiencies and environmental benefits which include:

Over The Air Updates—rather than requiring vehicles to travel to a central location for software or firmware updates, we can provide these improvements remotely for many of our systems.

Low Power Batteries—by taking advantage of newer technologies and engineering approaches, our IoT solutions are moving towards a future where batteries can last much longer, with less waste and fewer service calls to replace batteries.

Electric Vehicle Support—our solutions support the constant monitoring of battery health for electric and hybrid vehicles.

Compliant Designs—all CalAmp designs for the past 10 years are ROHS and REACH compliant.

Water Conservation—by design, our products require no water during the production process and generate no effluent.

Landfill Reduction—To reduce the amount of waste going to landfill, we focus on scrap reduction and reuse of materials where possible.

COMPENSATION OF DIRECTORS

The following table shows all compensation earned by, or awarded or paid to, each of our non-employee directors in fiscal 2020.

				Stock Awards
	Fees Earned			Restricted			Restricted
	or Paid			Stock			Stock Units
Name	in Cash (A)			(B)			(B)(C)			Total
A.J. “Bert” Moyer	$105,000			$-			$127,998			$232,998
Scott Arnold	55,000	(C	)	-			274,922	(D	)	329,922
Jason Cohenour	55,000			274,922	(D	)	-			329,922
Jeffery Gardner	65,833			-			127,998			193,831
Amal Johnson	75,000			127,998			-			202,998
Roxanne Oulman	60,000			-			127,998			187,998
Jorge Titinger	60,000			-			127,998			187,998
Larry Wolfe	85,000			127,998			-			212,998

(A)

Under our director cash compensation plan adopted effective August 1, 2012 and subsequently amended from time to time, our non-employee directors are each paid an annual retainer of $60,000. Also our Board and committee chairs were paid supplemental annual retainers during fiscal 2020 as follows:

Board Chair	$45,000
Audit Committee Chair	$25,000
Compensation Committee Chair	$15,000
Governance and Nominating Committee Chair	$10,000

(B)

On July 24, 2019, each non-employee director received a grant of 11,521 restricted stock shares or restricted stock units that had a grant date fair value of $127,998, calculated in accordance with ASC Topic 718. Annual equity awards granted to our non-employee directors generally vest on the earlier of the one-year anniversary of the date of grant or the date of our next annual stockholder meeting at which directors are elected. Under our 2004 Incentive Stock Plan, on the day of each annual stockholders meeting at which directors are elected, each non-employee director is eligible to receive an equity award not to exceed a grant date fair value of $500,000.

(C)

Mr. Arnold elected to defer $55,000 of his fiscal 2020 director cash compensation into the Company’s non-qualified deferred compensation plan. Ms. Oulman and Messrs. Moyer, Arnold, Gardner and Titinger have elected to defer their fiscal 2020 annual equity awards into our non-qualified deferred compensation plan.

(D)

Upon joining the Board on June 1, 2019, Mr. Arnold received an initial grant of 14,461 restricted stock units with a grant date value of $146,924, of which 1,863 units vest on the first anniversary of the grant date and the remaining 12,598 units vest on the third anniversary of the grant date. Also, upon joining the Board on June 1, 2019, Mr. Cohenour received an initial grant of 14,461 restricted stocks with a grant date value of $146,924, of which 1,863 shares vest on the first anniversary of the grant date and the remaining 12,598 shares vest on the third anniversary of the grant date.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

Under the rules and regulations of the SEC and Nasdaq, the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditors. In addition, the Audit Committee considers the independence of our independent auditors and participates in the selection of the independent auditor’s lead engagement partner. The Audit Committee has appointed, and, as a matter of good corporate governance, is requesting ratification by the stockholders of the appointment of, the registered public accounting firm of Deloitte & Touche LLP (“Deloitte”) to serve as independent auditors for the fiscal year ending February 28, 2021. Deloitte has served as our independent auditor since our 2018 fiscal year. The Audit Committee considered a number of factors in determining whether to re-engage Deloitte as the Company’s independent registered public accounting firm, including the length of time the firm has served in this role, professional qualifications and resources, past performance, and capabilities in handling the breadth and complexity of our business, as well as the potential impact of changing independent auditors.

The Board of Directors and the Audit Committee believe that the continued retention of Deloitte as our independent auditor is in the best interests of the Company and its stockholders. If stockholders do not ratify the selection of Deloitte, the Audit Committee will evaluate the stockholder vote when considering the selection of a registered public accounting firm for the audit engagement for our 2021 fiscal year. In addition, if stockholders ratify the selection of Deloitte as independent auditors, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select Deloitte or another registered public accounting firm as our independent auditors.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 28, 2021.

Representatives of Deloitte & Touche LLP are expected to participate in the Annual Meeting and will be available to respond to appropriate questions.

AUDIT MATTERS

Fees

Fees billed for professional services rendered by Deloitte for the fiscal 2020 and 2019 audits conducted by Deloitte are summarized below:

	Fiscal 2020	Fiscal 2019
	Fees	Fees
Audit fees (1)	$1,621,250	$1,262,400
Audit-related fees	$-	$-
Tax fees (2)	$283,440	$417,400
All other fees	$-	$-

(1)	Audit fees were principally for audit work performed on the consolidated financial statements and internal control over financial reporting, as well as quarterly reviews and statutory audits.
(2)	Tax fees were principally for services related to tax compliance and tax planning services.

Our Audit Committee pre-approved all of the foregoing services and fees in accordance with our Audit Committee’s pre-approval policy described below.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

Under its charter, our Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our Audit Committee may delegate pre-approval authority to one or more of its members, and the member or members to whom such authority is delegated must report any pre-approval decision to the Audit Committee at its next scheduled meeting. Our Audit Committee cannot delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management. Our Audit Committee’s pre-approval policy includes a list of prohibited non-audit services, such as financial information systems design and implementation that the independent registered public accounting firm cannot perform for us under any circumstances.

Determination of Independence

Our Audit Committee has determined that the nature of all services provided by Deloitte are compatible with their maintenance of auditor independence.

Report Of The Audit Committee

The following Audit Committee Report (“Report”) does not constitute “soliciting material” and shall not be deemed “filed” or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

The members of our Audit Committee have been appointed by our Board of Directors (the “Board”). Our Audit Committee operates under a written charter that was adopted by our Board in 2001. The Audit Committee charter is reviewed annually and was last amended in April 2020. A copy of the charter is available in the Governance tab on our website at www.calamp.com.

Duties of our Audit Committee during the period covered by this Report included the following:

•	overseeing our internal accounting and operational controls, as well as our financial and regulatory reporting;

•	overseeing the work and performance of our internal audit function;

•	selecting our independent registered public accounting firm and assessing their performance on an ongoing basis;

•

reviewing our interim and year-end financial statements and audit findings with management and our independent registered public accounting firm, and taking any action considered appropriate by the Audit Committee and our Board;

•

reviewing our general policies and procedures regarding audits, accounting and financial controls, the scope and results of the auditing engagement, and the extent to which we have implemented changes suggested by our independent registered public accounting firm;

•

reviewing the results of each audit by our independent registered public accounting firm and discussing with them any factors, including, without limitation, the provision of any non-audit services, that may affect their independence;

•	performing other oversight functions as requested by our full Board; and

•	reporting activities performed to our full Board.

Management is responsible for preparing our financial statements and for maintaining effective internal controls over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, our Audit Committee reviewed our audited financial statements for the fiscal year ended February 29, 2020 and discussed these financial statements with both our management and Deloitte, our independent registered public accounting firm, including discussing with Deloitte those matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB. Our Audit Committee also received and reviewed the written disclosures and the letter from Deloitte required by the rules of the PCAOB, and our Audit Committee has discussed with Deloitte its independence from CalAmp and its management.

Based on the review and discussions as described above, and in reliance thereon, our Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 29, 2020.

During fiscal 2020, management, assisted by our internal auditors, evaluated our system of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and related regulations. Our Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management and the internal auditor during the process. In connection with this oversight, our Audit Committee received periodic updates from management and the internal auditor at its meetings. Once the documentation, testing and evaluation were completed, our Audit Committee reviewed and discussed with management and the internal auditor the assessment and report on the effectiveness of our internal control over financial reporting as of February 29, 2020.

Also during fiscal 2020, our Audit Committee met with Deloitte, with and without management present, to discuss the results of its quarterly reviews and annual audit and its observations and recommendations regarding our internal control over financial reporting. Our Audit Committee also reviewed and discussed with Deloitte its review and report on our internal control over financial reporting. We filed this report with the U.S. Securities and Exchange Commission in our Annual Report on Form 10-K for the fiscal year ended February 29, 2020.

AUDIT COMMITTEE

Larry Wolfe, Chairman

Roxanne Oulman

Jason Cohenour

PROPOSAL 3—ADVISORY VOTE TO APPROVE

EXECUTIVE COMPENSATION (“Say-on-Pay”)

We are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 45, the Compensation Committee has structured our executive compensation program to tie total compensation to long-term performance that supports shareholder value, as reflected primarily in our stock price. We urge stockholders to read the “Compensation Discussion and Analysis,” as well as the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals especially our pay-for-performance objectives and incentives based on stock price appreciation coupled with the compensation of our named executive officers that support and contribute to our success.

This item is being presented pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. After the 2020 Annual Meeting, our next advisory vote on executive compensation will occur at our 2021 Annual Meeting of Stockholders. Although this advisory vote is not binding, the Compensation Committee will consider the voting results when evaluating our executive compensation program.

The Board of Directors recommends a vote “FOR” approval, on an advisory basis, of our executive compensation as described in this proxy statement.

PROPOSAL 4—APPROVAL OF THE CALAMP CORP. AMENDED AND RESTATED 2004 INCENTIVE STOCK PLAN

In fiscal 2020, we made great progress in accelerating our transformation to a global SaaS solutions provider. Notably, our Software and Subscription Services revenue increased 63% to a record $125 million, or 34% of total revenue, including growth from the successful integration of three acquisitions. All of these acquired businesses were solid contributors to our results with their unique telematics solutions and applications. For the full year, our total subscriber count grew by approximately 41% to 1.3 million. These successes offer clear evidence of our commitment to transforming CalAmp into a leading global SaaS solutions provider.

We are now focused on executing on our critical fiscal 2021 strategic initiatives with our exceptional team, a team that was recently enhanced with several new members joining our senior management team from SaaS companies. Atop our list of strategic initiatives is our commitment to delivering outstanding products and SaaS-based solutions to our world-class customer base. CalAmp is poised to build lasting shareholder value as we aggressively expand our SaaS offerings and enter new markets with the objective of generating increasing profitability and cash flow in the years ahead. Our top priority is consistently executing on our strategic plan of SaaS transformation to deliver compelling value for our stockholders.

At CalAmp, we recognize that our most valuable asset is our global workforce and we acknowledge that being able to offer contemporary compensation and equity award programs is vitally important for us to win in the highly competitive SaaS marketplace. All technology companies in transformation realize the critical need to acquire talent with differentiated technical expertise and unique skills, who expect and demand equity-heavy compensation, as it is a major compensation component leveraged by other technology, software and SaaS businesses. Therefore, we believe an equity compensation program is critical for us to attract and retain qualified talent with direct SaaS experience, which is the key to unlock the door to CalAmp’s succeeding in its SaaS transformation and delivering the growth and value that our stockholders deserve and expect.

On May 28, 2020, our Board adopted the CalAmp Corp. Amended and Restated 2004 Incentive Stock Plan (the “Amended Plan”), which makes the following material changes to the original CalAmp Corp. Amended and Restated 2004 Incentive Stock Plan (the “Plan”):

•

Increases the number of shares of common stock (“shares”) available by 1,500,000 shares to a total of 11,100,000 shares, and therefore increases the number of shares which may be granted as incentive stock options under the Amended Plan, by 1,500,000 shares to a total of 11,100,000 shares (collectively, the “Share Reserve Amendment”);

•

Limits the number of shares which may be granted as “full value” stock-based awards (i.e., awards other than stock options and stock appreciation rights, such as restricted stock or restricted stock units) under the Amended Plan to 3,800,000 shares (the “Full Value Award Limit Amendment”);

•

Provides for a $500,000 limit on the total aggregate value of cash compensation and equity-based awards for any non-employee director for such director’s service as a non-employee director during any fiscal year (the “Director Limit”);

•

Provides that awards granted under the Amended Plan will only accelerate and vest in full (and for performance-based awards, at target, unless provided otherwise in an individual agreement between the Company and a participant) upon a change of control of the Company if the surviving entity does not assume or replace such outstanding awards with economically equivalent awards;

•

Clarifies that dividends and dividend equivalents payable in connection with all awards will only be paid out to the extent that the time- and performance-based vesting conditions are satisfied and the shares underlying such awards are earned and vest;

•

Provides that awards granted under the Amended Plan will be subject to any claw-back policy implemented by the Company, including any claw-back policy adopted to comply with the requirements of applicable law (e.g. the Dodd Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder);

•

Removes certain provisions from the Amended Plan which were otherwise required for awards to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”) prior to its repeal under the Tax Cuts and Jobs Act of 2017;

•	Extends right to grant awards under the Amended Plan through May 28, 2030; and

•

Provides for other clarifying and administrative changes under the Amended Plan (each amendment to the Plan other than the Share Reserve Amendment and Full Value Award Limit Amendment and the Director Limit, collectively, the “Ancillary Amendments”).

The Amended Plan, other than the Share Reserve Amendment, the Full Value Award Limit Amendment and the Director Limit, became effective on the date of the Board’s adoption. If the Amended Plan is approved by our stockholders, the Share Reserve Amendment, the Full Value Award Limit Amendment and the Director Limit will become effective on the date of this Annual Meeting.

A copy of the Amended Plan is attached as Exhibit A to this Proxy Statement.

Stockholder Approval

This Proposal 4 is only seeking approval of the Share Reserve Amendment, the Full Value Award Limit Amendment and the Director Limit. In general, stockholder approval of the Share Reserve Amendment is necessary in order for us to meet the stockholder approval requirements of the principal securities market on which shares of our common stock are traded, and to grant stock options that qualify as incentive stock options, as defined under Section 422 of the Code.

If stockholders do not approve this Proposal 4, the proposed additional shares will not become available for issuance under the Amended Plan, and therefore the number of shares which may be granted as incentive stock options under the Amended Plan shall remain 9,600,000, and the number of shares which may be granted as “full value” stock-based awards under the Amended Plan shall remain 2,400,000, although the Ancillary Amendments will remain in effect. Additionally, the limit on the total aggregate value of cash compensation and equity-based awards for any non-employee director during any fiscal year for such director’s service as a non-employee director for such year will not become effective, and the current limit on the value of equity-based awards (and not cash compensation) that may be granted to a non-employee during any fiscal year will remain at $500,000.

Proposed Share Reserve Increase

We are asking our stockholders to approve the Share Reserve Amendment because we believe the availability of an adequate reserve of shares under the Amended Plan is important to our continued growth and success. The purpose of the Amended Plan is to provide a flexible framework that will permit the Board to develop and implement a variety of stock-based programs based on changing needs of the Company, its competitive market, and regulatory climate. We believe it is in the best interest of our stockholders for officers, employees, and members of the Board to own stock in the Company and that such ownership will enhance our ability to attract highly qualified personnel, to strengthen our retention capabilities, to enhance our long-term performance and that of our subsidiaries, and to vest in participants a proprietary interest in the success of the Company and its subsidiaries. If the Share Reserve Amendment is not approved, we believe our recruitment and retention capabilities will be adversely affected.

Background of Reasons for and the Determination of Shares Under the Amended Plan

In its determination to approve the Amended Plan, and in particular the Share Reserve Amendment, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity incentive awards, which we believe is a primary incentive and retention mechanism for our employees, directors and consultants. In determining the number of shares by which to increase the share reserve under the Amended Plan, the Board reviewed the recommendations of the Compensation Committee of the Board (the “Compensation Committee”), which were based on an analysis prepared by and recommendations of Pay Governance, our independent outside compensation consultant.

In determining whether to approve the Amended Plan, including the Share Reserve Amendment, our Board considered the following:

•

The shares to be reserved for issuance under the Amended Plan represents an increase of 1,500,000 shares from the aggregate number of shares reserved for issuance under the Plan and the total aggregate of additional authorized shares being requested under the Amended Plan (above the shares remaining available for issuance under the Plan) represents 4% of our outstanding common stock on May 28, 2020.

•

The remaining reserve for future awards under the Plan as of February 29, 2020 was 482,871 shares or 1% of common shares outstanding as of such date, which will be available for issuance as full value awards. At the end of fiscal years 2018, 2019 and 2020, our total overhang rate attributable to the number of shares subject to equity compensation awards outstanding (calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the fiscal year), was approximately 10%, 12% and 12%, respectively, and as of May 28, 2020, it was approximately 10%.

•

If approved, the issuance of the shares to be reserved under the Amended Plan would increase the overhang by approximately 4% of common shares outstanding (determined as of May 28, 2020), and total overhang (including outstanding awards and shares available for future grants under the Amended Plan) at the end of fiscal 2020 would be approximately 14%.

Other factors that stockholders may consider in evaluating the proposal to approve the Amended Plan include:

•

In fiscal years 2020, 2019, 2018, equity awards representing a total of approximately 1,767,977 shares, 926,218 shares, and 934,278 shares, respectively, were granted under the Plan, for an annual equity burn rate of 5%, 3% and 3%, respectively. This level of equity awards represents a 3-year average burn rate of 4% of common shares outstanding. Annual equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the number of shares outstanding at the end of the fiscal year.

•

If we exhaust current share reserves under the Plan without approval of the Share Reserve Amendment, we would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

•

If the Share Reserve Amendment is approved, we estimate that the proposed aggregate share reserve under the Amended Plan would be sufficient for approximately one year of awards, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and projections and noting that future circumstances may require us to change our equity grant practices.

•

Our employees are our most valuable assets. We strive to provide them with compensation packages that are competitive, but that also incentivize personal performance, help meet our retention needs and reinforce their incentives to manage our business as owners, thereby aligning their interests with those of our stockholders. To achieve these objectives, we historically have provided a significant portion of key employees’ total compensation in the form of equity awards, the value of which depends on our Company’s financial performance. Our goal is for long-term equity awards to continue to represent a significant portion of our employees’ total compensation.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the Amended Plan is reasonable and appropriate at this time.

The Board of Directors recommends a vote “FOR” approval of the CalAmp Corp. Amended and Restated 2004 Incentive Stock Plan.

Summary of the Amended Plan

The following sets forth a description of the material features and terms of the Amended Plan. The following summary is qualified in its entirety by reference to the full text of the Amended Plan, which is attached as Exhibit A to this Proxy Statement.

Purpose. The purpose of the Amended Plan is to provide a flexible framework that enables the Board to use a variety of equity-based awards based on changing needs of the Company, its competitive market, and regulatory climate. The Board and senior management believe that these equity-based awards enhance the Company’s ability to attract highly qualified personnel and strengthen its retention capabilities, and that it is in the best interest of the Company’s stockholders for officers, employees and directors to own stock in the Company and that such ownership will instill in the participants a proprietary interest in the success of the Company.

Eligibility. All employees, non-employee directors, and consultants of the Company and its subsidiaries are eligible to participate in the Amended Plan. As of May 28, 2020, approximately 1,190 individuals were eligible to participate in the Amended Plan, consisting of 7 non-employee directors, 1,180 employees and zero consultants.

Administration. The Amended Plan is administered by the Compensation Committee (the “Plan Committee”). The Plan Committee at all times must consist of two or more persons, each of whom is a member of the Board. To the extent required for transactions under the Amended Plan to qualify for the exemptions of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), members of the Plan Committee (or any subcommittee thereof) shall be “non-employee directors” within the meaning of Rule 16b-3. The Plan Committee has full authority to administer the Amended Plan, including authority to interpret and construe any provision of the Amended Plan and the terms of any award issued under it and to adopt such rules and regulations for administering the Amended Plan as it may deem necessary or appropriate. Notwithstanding the foregoing, the Board may, in its sole discretion, at any time and from time to time, administer the Amended Plan.

Award Types and Limits.

The Amended Plan permits the grant of incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) phantom stock and stock bonuses, each of which is described below. The maximum number of shares as to which stock options and stock awards may be granted under the Amended Plan would be increased from 9,600,000 shares to 11,100,000 shares if the Share Reserve Amendment is approved by stockholders. As of February 29, 2020, there were 482,871 shares remaining available for future grants under the Plan, which represents approximately 1% of common shares outstanding as of such date.

The Amended Plan provides that the number of shares which may be granted as “full value” awards (i.e., awards other than stock options and stock appreciation rights, such as restricted stock and RSUs which reduce the available pool of awards on a 1-to-1 basis) would be increased from 2,400,000 shares to 3,800,000 shares if the Full Value Award Limit Amendment is approved by stockholders. In addition, in the event that any shares subject to currently outstanding full value awards cease to be subject to such awards, such shares shall again be available for full value awards without regard to this full value share sublimit.

No single employee can be granted more than 300,000 shares in any fiscal year of any type of equity award issuable under the Amended Plan (options, SARs, restricted stock, RSUs, phantom stock or bonus stock).

The shares to be delivered under the Amended Plan will be made available from authorized but unissued shares of CalAmp common stock. Shares underlying equity awards made under the Amended Plan that are forfeited or cancelled, as well as any shares withheld by the Company in payment of the tax withholding obligation incurred in connection with the vesting of full value equity awards (restricted stock and RSUs), are returned to the pool and will be available for future equity awards and, if such shares were originally granted pursuant to a full value award, shall also be returned or added to the shares available for future grants of full value awards.

Stock Options. Under the terms of the Amended Plan, the exercise price for stock options must equal the fair market value of the Company’s common stock on the date of grant and the term of any option may not exceed 10 years. Otherwise, the Plan Committee has discretion to determine any other terms and conditions otherwise consistent with the Amended Plan, including the vesting period, provided that stock options are subject to a minimum vesting period of one year except with respect to up to five percent of the shares available for grant under the Amended Plan, which are not subject to any minimum vesting requirements. Options granted under the Amended Plan may be either incentive stock options qualifying under Section 422 of the Code or options that are not intended to qualify as incentive stock options. The exercise price of an option may be paid through various means acceptable to the Plan Committee as described in the Amended Plan.

Stock Appreciation Rights. A stock appreciation right provides the right to the monetary equivalent of the increase in the value of a specified number of the Company’s shares over a specified period of time after the right is granted. Stock appreciation rights may be paid in stock, cash or a combination thereof. Stock appreciation rights may be granted either in tandem with or as a component of other awards granted under the Amended Plan or not in conjunction with other awards and may, but need not, relate to a specific option. Stock appreciation rights may not have a term of more than 10 years and are generally subject to the same terms and limitations as options or, when granted in tandem with other awards, to the same terms as those other awards.

Restricted Stock and Restricted Stock Units. Restricted stock is an award of shares, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as specified by the Plan Committee. RSUs are awards denominated in units of shares of common stock under which the issuance of shares is subject to such performance and other conditions as specified by the Plan Committee. Participants receiving restricted stock awards are entitled to the voting rights of the shares of common stock underlying the awards.

Phantom Stock. Phantom stock awards are rights to receive in cash per share of phantom stock granted, within 30 days of the date on which such share vests, an amount equal to (i) the fair market value of a share of common stock as of the date on which such share of phantom stock vests, plus (ii) the aggregate dollar amount of cash dividends paid with respect to a share of common stock during the period commencing on the date on which the share of phantom stock was granted and terminating on the date on which such share vests. For avoidance of doubt, no cash dividends will be paid with respect to an award of phantom stock unless and until the underlying award vests.

Stock Bonuses. In the event that the Plan Committee grants a stock bonus, a certificate for the shares of common stock comprising such stock bonus will be issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such stock bonus is payable.

Dividends/Dividend Equivalents. Any dividends declared on shares of restricted stock shall be held in escrow and shall not be paid until all restrictions on such shares have lapsed. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents will only be paid to the extent that the vesting conditions of the underlying award are satisfied.

Non-Employee Director Awards. Each year, on the day of the annual meeting of stockholders at which directors of the Company are elected, each non-employee director is entitled to receive an equity award. Under the provisions of the Amended Plan, the total aggregate value of cash compensation and equity-based awards for any non-employee director for such director’s service as a non-employee director during any fiscal year is $500,000 if the Director Limit is approved by stockholders. If the Director Limit is not approved, the total aggregate value of equity-based awards for any non-employee director for such director’s service as a non-employee director during any fiscal year will be $500,000.. Annual equity awards to non-employee directors are granted on the day of the annual stockholders meeting and generally vest one year from the date of grant or the date of the following year’s annual stockholders meeting, whichever is sooner.

Restriction on Repricing. Absent stockholder approval, neither the Plan Committee nor the Board has the authority, with or without the consent of the affected holders of stock options or SARs, to “reprice” any stock option or SAR after the date of its initial grant with a lower exercise price in substitution for the original exercise price. In this context, “repricing” means canceling an option or SAR to issue a replacement option or SAR to the holder at a lower exercise price, reducing the exercise price of an option or SAR, canceling an option or SAR in exchange for cash or another type of equity award, or taking any other action that is treated as a “repricing” under GAAP.

Exercise Price and Manner of Exercise. The exercise price per share of stock options and SARs is determined by the Plan Committee but in no event will it be less than the fair market value of a share of common stock on the date the option or SAR is granted. Payment for shares of common stock purchased upon exercise of an option shall be made on the effective date of such exercise by one or a combination of the following means: (i) in cash, by certified check, bank cashier’s check or wire transfer; (ii) through a broker-assisted transaction whereby a broker selected and engaged by the participant sells shares in an open market transaction and remits from the sales proceeds the option exercise price and required taxes, (iii) subject to the approval of the Plan Committee, through shares retained by the Company in an amount whose fair market value is equal on the date of exercise to the exercise price, (iv) subject to the approval of the Plan Committee, in shares of common stock owned by the participant; or (v) subject to the approval of the Plan Committee, by such other provision as the Plan Committee may from time to time authorize.

Nontransferability. Upon the death of an optionee, outstanding equity awards granted to such optionee may be exercised only by the executor or administrator of the participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution.

Vesting and Period of Exercisability. Unless the applicable award agreement provides otherwise, and subject to a minimum one year vesting period (except that up to five percent of the shares available for grant under the Amended Plan may be granted without regard to any minimum vesting requirements), options and SARs granted under the Amended Plan become cumulatively exercisable as to 25% of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. The Plan Committee shall determine the expiration date of each option and SAR; provided, however, that no options or SARs shall be exercisable more than 10 years after the date of grant. At the time of the grant of restricted stock, RSUs and phantom stock, the Plan Committee will establish a vesting schedule for the shares covered by the award subject to a one year minimum vesting period, except that up to five percent of the shares available for grant under the Amended Plan may be granted without regard to any minimum vesting requirements. This minimum vesting condition shall not apply in connection with a Participant’s death or disability, or in the event of a change of control.

Certain Transactions. In connection with certain transactions and events affecting our common stock, including by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, by reason of any extraordinary cash dividend, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding award, the price per share under each outstanding award, the full value award limit, and annual individual award limit, shall be proportionately adjusted by the Plan Committee. The Amended Plan provides that, in the event of a “change of control” (as defined in the Amended Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested (and for performance-based awards, vested at target, unless provided otherwise in an individual agreement between the Company and a participant) and exercisable in connection with the transaction.

Amendment or Termination of Plan. The Board may, at any time, suspend or terminate the Amended or revise or amend it in any respect whatsoever; provided, however, that stockholder approval will be required if and to the extent the Board determines that such approval is appropriate for purposes of satisfying Section 422 of the Code, Rule 16b-3 or any comparable or successor exemption under which it is appropriate for the Amended Plan to qualify, or the rules of the Nasdaq Global Select Market. No action may reduce the participant’s rights under any outstanding equity award without the consent of the participant. Unless earlier terminated by the Board, the right to grant awards under the Amended Plan will terminate on the tenth anniversary of the date the Amended Plan is approved by our Board.

Clawback. All awards are subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with applicable laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as and to the extent set forth in such claw-back policy or the award agreement.

Qualifying Performance Criteria. The performance criteria for any performance-based equity award may consist of any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually (or over such shorter period) or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Plan Committee: revenue; gross profit; earnings before interest, taxes, depreciation and amortization stock compensation, equity in net income (losses) of affiliates, non-cash cost of sales on fair value write-ups of inventory, acquisition and integration expenses, and litigation provisions (Adjusted EBITDA); operating income; pre-or after-tax income; earnings per share, net cash flow; net cash flow per share; net income; return on sales; return on equity; return on total capital; return on assets; return on net assets employed; economic value added; share price performance; total shareholder return; cash; cash net of debt; improvement in or attainment of specified cost and expense levels; or improvement in or attainment of specified working capital levels.

Federal Income Tax Consequences

The U.S. federal income tax consequences of the Amended Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Amended Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or foreign tax consequences. Tax considerations may vary from locality to locality and depending on individual circumstances.

Non-Qualified Stock Options. If a participant is granted a nonqualified stock option under the Amended Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the participant exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Incentive Stock Options. A participant receiving incentive stock options should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the incentive stock option requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the incentive stock option is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards. The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); restricted stock units, dividend equivalents, phantom stock and stock bonuses are generally subject to tax at the time of payment.

Excess Parachute Payments. Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Amended Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof. The Amended Plan does not provide for any excise tax gross-ups.

Application of Section 409A of the Code. Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and restricted stock unit programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non-qualified stock options and appreciation rights if no deferral is provided beyond exercise, or restricted stock. The awards made pursuant to the Amended Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the Amended Plan are not exempt from coverage. However, if the Amended Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

New Plan Benefits

The number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Amended Plan will be determined in the discretion of our compensation committee in the future, and our compensation committee has not made any determination to make future grants to any persons under the Amended Plan as of the date of this Proxy Statement. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Amended Plan or the benefits that would have been received by such participants if the Amended Plan had been in effect in the fiscal year ended February 29, 2020.

Plan Benefits

The table below sets forth summary information concerning the number of shares of our common stock subject to stock options, restricted stock units and restricted stock awards granted to certain persons under the Plan since its inception through May 28, 2020.

Certain awards set forth in this table for the named executive officers were granted in fiscal year 2020 and therefore also are included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this Proxy Statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in fiscal year 2020 and therefore also are included in the Director Compensation Table set forth in this Proxy Statement and are not additional awards.

Name and Position	Stock Option Grants (#)	Restricted Stock Awards (#)	Restricted Stock Units (#)	Performance- based Stock Units (PSUs) (#)(1)
Michael Burdiek, Former President & Chief Executive Officer	609,103	177,395	-	-
Kurtis Binder, Chief Financial Officer	157,774	81,713	-	20,026

All current named executive officers as a group	766,877	259,108	-	20,026

All current directors who are not named executive officers as a group	-	-	-	-

Current director nominees:
A.J. “Bert” Moyer	-	-	44,865	-
Jeffery Gardner	-	9,000	23,692	-
Scott Arnold	-	-	25,982	-
Jason Cohenour	-	25,982	-	-
Larry Wolfe	-	11,521	-	-
Amal Johnson	-	11,521	-	-
Roxanne Oulman	-	-	22,783	-
Jorge Titinger	-	-	38,683	-

Each associate of any such directors, named executive officers or nominees	-	-	-	-

Each other person who received or are to receive 5% of such options or rights	-	-	-	-

All employees, excluding named executive officers, as a group	244,900	-	1,645,053	36,136

(1)	PSUs are reported assuming payout at target award levels

Market Price of the Common Stock

As of May 28, 2020, the fair market value of the common stock was $7.70 per share, based on the closing price of the common stock as reported by Nasdaq.

Ownership of Securities

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of June 1, 2020 by (i) each person or entity known by us to own beneficially more than 5% of our common stock, (ii) each director and nominee for director, (iii) each individual appearing in the Summary Compensation Table appearing elsewhere in this Proxy Statement, and (iv) all directors and executive officers as a group. We know of no agreements among our stockholders that relate to voting or investment power over our common stock.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)		Ownership Percent (3)
BlackRock, Inc. and Subsidiaries	5,546,194	(4)	16.1%
Aristotle Capital Boston, LLC	2,333,441	(5)	6.8%
The Vanguard Group	2,212,466	(6)	6.4%
Dimensional Fund Advisors LP	1,780,633	(7)	5.2%
A.J. “Bert” Moyer, Chairman of the Board	92,481		*
Scott Arnold, Director	-		*
Jason Cohenour, Director	25,982		*
Amal Johnson, Director	79,249		*
Roxanne Oulman, Director	-		*
Jorge Titinger, Director	6,364		*
Larry Wolfe, Director	182,796		*
Jeffery Gardner, Director, Interim President and Chief Executive Officer	42,771		*
Michael Burdiek, Former Director, President and Chief Executive Officer	615,020		1.8%
Kurtis Binder, Executive Vice President and CFO	95,094		*
All directors and executive officers as a group (12 persons)	1,167,957		3.4%

*Less than 1.0% ownership

(1)	The address of each NEO and director is CalAmp., c/o Corporate Secretary, 15635 Alton Parkway, Suite 250, Irvine, California, 92618.
(2)

Amounts include shares purchasable upon exercise of stock options that were exercisable as of June 1, 2020 or within 60 days thereafter, ignoring the withholding of shares of common stock to cover applicable taxes, in the following amounts:

Options
Michael Burdiek, Former President, Chief Executive Officer and Director	454,210
Kurtis Binder, Executive Vice President and CFO	50,898

All directors and executive officers as a group	505,108

(3)

For the purposes of determining the percentage of outstanding common stock held by the individual NEOs and directors set forth in the table and by all NEOs and directors as a group, the number of shares is divided by the sum of the number of outstanding shares of our common stock on June 1, 2020 (34,361,780 shares) and the number of shares of common stock subject to options currently exercisable or exercisable within 60 days of June 1, 2020 and shares issuable upon the vesting of restricted stock units (RSUs) within 60 days of June 1, 2020 by such persons or by the NEO and director group as a whole, as applicable.

(4)

Shares owned are as of December 31, 2019 according to a Schedule 13G/A filed with the SEC on February 4, 2020 by BlackRock, Inc. and certain related entities (collectively, “BlackRock”). The Schedule 13G indicates that BlackRock has sole dispositive power as to all 5,546,194 shares and sole voting power as to 5,477,602 shares. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.

(5)

Shares owned are as of December 31, 2019 according to a Schedule 13G filed with the SEC on February 14, 2020 by Aristotle Capital Boston, LLC. and certain related entities (collectively, “Aristotle”). The Schedule 13G indicates that Aristotle has sole dispositive power as to all 2,333,441 shares and sole voting power as to 1,669,148 shares. Aristotle’s address is One Federal Street, 36th Floor, Boston, Massachusetts 02110.

(6)

Shares owned are as of December 31, 2019 according to a Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group, Inc. and certain related entities (collectively, “Vanguard”). The Schedule 13G/A indicates that Vanguard has sole dispositive power as to 2,212,466 shares, shared dispositive power as to 31,167 shares, sole voting power as to 32,219 shares and shared voting power as to 2,824 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(7)

Shares owned are as of December 31, 2019 according to a Schedule 13G filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP. and certain related entities (collectively, “Dimensional”). The Schedule 13G indicates that Dimensional has sole dispositive power as to all 1,780,633 shares and sole voting power as to 1,664,295 shares. Dimensional’s address is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

As of the end of fiscal 2020, we maintained one equity compensation plan, the Amended and Restated 2004 Incentive Stock Plan (the “2004 Stock Plan”) and an employee stock purchase plan, the 2018 Employee Stock Purchase Plan (the “ESPP”), each of which was approved by our stockholders. Under the 2004 Stock Plan, various types of equity awards can be made, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock awards, phantom stock and bonus stock.

The following table sets forth information regarding securities authorized for issuance under the 2004 Stock Plan as of February 29, 2020:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the second column)
Equity compensation plans approved by stockholders	2,975,495	(1)	$14.54	(2)	2,063,623	(3)

(1)

Consists of 1,070,477 outstanding stock options, 1,808,059 outstanding restricted stock units and 96,959 outstanding performance-based stock units. This table excludes 308,132 shares of restricted stock issued and outstanding at February 29, 2020.

(2)	Represents the weighted-average exercise price of outstanding stock options.
(3)	Consists of 482,871 shares available for issuance under the 2004 Stock Plan and 1,580,752 shares reserved for issuance under the ESPP.

Executive Compensation and Related Information

Overview

Alignment with Stockholders and Compensation Best Practices

Pay-for-Performance	Corporate Governance

•  The majority of target total direct compensation for executives is performance-based as well as equity-based to align executives’ rewards with stockholder value.

•  Total direct compensation is targeted at or near the median of peers to ensure that it is appropriate and competitive.

•  Actual realized total direct compensation and pay positioning are designed to fluctuate with, and be commensurate with, actual annual and long-term performance, recognizing company-wide, business, and individual results.

•  Incentive awards are heavily dependent upon our stock performance and are measured against objective financial metrics that we believe link either directly or indirectly to the creation of value for our stockholders.

•  We balance growth, cash flow, revenue and profit objectives, as well as short- and long-term objectives to reward for overall performance that does not over-emphasize a singular focus on a particular metric or time period.

•  A significant portion of our long-term incentives are delivered in the form of performance-based stock units (PSUs) which vest only upon the achievement of relative total shareholder return (“TSR”) objectives.

•  We use an industry and size appropriate peer group to help inform our compensation decisions.

•  While we have not funded the bonus plan at maximum for 10 years, the maximum payouts under annual incentive awards and are capped at 200% of bonus target.

•  We devote significant time to management succession planning and leadership development efforts.

•  We maintain a consistent market-aligned severance policy for executives and a change in control policy which requires a double trigger for execution.

•  The Compensation Committee engages an independent compensation consultant.

•  We have clawback provisions that provide the Board with discretion to recoup cash and equity compensation in the event of a material financial restatement or misconduct that results in material reputational harm to the Company, which mitigates compensation-related risk.

•  We maintain strong stock ownership guidelines for executive officers and non-employee directors.

•  We prohibit all employees, including our executive officers, and also non-employee directors, from engaging in any form of hedging transaction involving CalAmp securities, holding CalAmp securities in margin accounts and pledging stock as collateral for loans in a manner that could create compensation-related risk for CalAmp.

•  We conduct a robust stockholder outreach program throughout the year and use that input to inform our executive compensation program decisions and pay practices.

•  We disclose our corporate performance goals and achievements relative to these goals.

•  We do not provide excessive perquisites to our employees, including our executive officers.

•  We do not allow our executives to participate in the determination of their own compensation.

Components of Compensation

Our executive compensation program primarily comprises performance-based components. The table below shows each pay component, the role and factors for determining the amount. Percentages are the averages of pay components at target for the NEOs, including the CEO.

Pay Component	Role	Determination Factors
Base Salary	• Provides a fixed portion of annual cash income	• Value of role in competitive marketplace • Value of role to the Company • Skills, experience and performance of individual compared to the market as well as others in the Company

Annual Incentive	• Provides a variable and performance-based portion of annual cash income • Focuses executives on annual objectives that support the long-term strategy and creation of value

•  Target awards based on competitive marketplace, level of position, skills and performance of executive

•  Actual awards based on achievement against annual corporate, business unit, and individual goals as set and approved by the Compensation Committee

Long-term Incentives ✓ Restricted Stock Units (“RSUs”) ✓ Performance Stock Units (“PSUs”)

•  Supports need for long-term sustained performance

•  Aligns interests of executives and stockholders, reflecting the time-horizon and risk to investors

•  Focuses executives on critical long-term performance goals

•  Encourages equity ownership and stockholder alignment

•  Retains key employees

• Target awards based on competitive marketplace, level of position, skills and performance of the executive • Actual earned values for PSUs based on stock price and relative TSR

All others: ✓ Benefits ✓ Limited perquisites ✓ Severance protection	• Supports the health and security of our executives and their ability to save on a tax-deferred basis • Enhances executive productivity	• Competitive market practices for similar roles • Level of executive’s position • Standards of best-in-class governance

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the fiscal 2020 compensation program for our principal executive officer and principal financial officer. For fiscal 2020, these individuals are:

•	Michael Burdiek, Former Chief Executive Office (“CEO”); and

•	Kurtis Binder, Chief Financial Officer (“CFO”)

We refer to these executive officers collectively in this Proxy Statement as the “NEOs” (Named Executive Officers). Effective March 25, 2020, Michael Burdiek announced his retirement as President, CEO, and as a member of our Board of Directors (“Board”). A current member of the Board, Jeffery Gardner, became our interim President and CEO effective at that time. In order to effect a seamless transition, Mr. Burdiek remains a senior advisor to the CEO through May 31, 2021. The transition plan and related compensation program are discussed on page 62.

Additionally, during the first fiscal quarter of 2021, our Board of Directors appointed three new executive officers, who are:

•	Jeffrey Gardner, Interim President and Chief Executive Officer

•	Arym Diamond, Senior Vice President, Chief Revenue Officer

•	Anand Rau, Senior Vice President, Engineering

We expect these three executive officers to be Named Executive Officers for fiscal year 2021, in which case, the compensation and incentive plans for these executive officers, along with the current CFO will be included in the Proxy Statement for our fiscal year 2021.

This Compensation Discussion and Analysis describes the material elements of our compensation program for the NEOs during fiscal 2020 as administered by the Compensation Committee. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices with respect to our NEOs. Additionally, it summarizes the approach used and key factors considered by the Compensation Committee to arrive at the specific compensation decisions for our NEOs in fiscal 2020.

Fiscal 2020 Business Overview

Our 2020 fiscal year was another transformational year as we executed on various strategic business initiatives, including the integration of three recent acquisitions coupled with the launch of our global shared services center in Richardson, Texas and the continued implementation of our global ERP system. Further, our business was impacted by the emergence of the global pandemic prompted by the COVID-19 virus at the end of our fourth quarter. In response, we adopted several measures to ensure the safety and well-being of our global work force and to sustain operations in this unprecedented time. Through this period of change and uncertainly, we remain intensely focused on expanding our technology leadership and leveraging our software and solutions portfolio for predictable and sustained growth in new and existing global markets.

Throughout the past year, we made significant progress on our Software-as-a-Service (“SaaS”) transformation with record Software and Subscription Services revenue of $125 million, reflecting aggregate growth of 63% year-over-year. In the fourth quarter, SaaS revenue reached 40% of consolidated revenue, driven by recurring revenue growth from the fleet management, transportation and logistics, industrial machines, and consumer telematics end markets. More than ever, we believe CalAmp is well- positioned with the scale, financial strength, and technology leadership to become a leading telematics solutions provider on the global stage.

Our strategic objective to grow subscription service revenues extends beyond our end-to-end SaaS applications, as we continue to focus on opportunities to generate recurring revenue from our telematics device installed customer base. Although we experienced lower demand for certain Telematics Systems products in fiscal 2020, we believe there is market demand and emerging catalysts that will allow us to take steps to transition certain CalAmp products to a more predictable recurring revenue subscription model.

In summary, our strategic growth initiatives, coupled with our recent acquisitions, have put us on course to grow our consolidated revenue and achieve our new long-term annual Software and Subscription Services revenue targets of 40% or more of consolidated revenue. Progress towards these milestones will create a growing base of predictable recurring revenue and enable us to reach our target operating model of 50% gross margin and 20% EBITDA margin. We believe these financial achievements, coupled with a proven ability to execute on our long-term growth strategy, create a compelling backdrop for increased shareholder value into fiscal 2021 and beyond.

Significant Executive Compensation Actions

Our Compensation Committee, which consists entirely of independent directors, sets the compensation of our NEOs, subject to ratification by the full Board. For fiscal 2020, the Compensation Committee took the following actions with respect to the compensation of our NEOs:

•	Reviewed and updated the peer group of comparable public companies in cooperation with our independent consultant and giving consideration to our ongoing transformation to a global SaaS enterprise;

•	Discussed the considerations and concurred with the CEO’s recommendation to keep the base salaries of the NEOs unchanged from the prior year;

•	Approved cash incentive awards at 6.8% and 22.7% of target, for our CEO and CFO, respectively, based on our fiscal 2020 financial performance; and

•

Approved equity-based incentive compensation, in the form of a combination of restricted stock awards, stock options and performance-based equity awards to (i) align the interests of the NEOs and stockholders, (ii) support ongoing retention in a highly competitive market for talent and (iii) align realizable pay and performance.

In addition, effective April 21, 2020, our Board of Directors, upon the recommendation of Mr. Gardner, our interim President and CEO, established the target bonuses and performance goals under our fiscal 2021 executive officer incentive compensation program. The individuals covered by the fiscal 2021 executive officer incentive compensation plan are Kurtis Binder, Arym Diamond, and Anand Rau. Messrs. Binder, Diamond and Rau are eligible for target bonuses of up to 75%, 100% and 50%, respectively, of their annual salaries. The target bonus amounts for our executive officers are based on attaining certain levels of consolidated revenue, consolidated Adjusted EBITDA and individual performance targets for the first six months of fiscal 2021. The performance targets for the second half of fiscal 2021 have not been determined as a result of uncertainty in our financial performance created by the COVID-19 global pandemic.

Executive Compensation and Pay-for-Performance Outcomes

Our executive compensation program is highly sensitive to company performance and aligns the actual or “realizable” pay of our executives with actual financial performance. As presented in the chart below, our CEO’s realizable pay for fiscal 2020 represented 46.8% of target total direct compensation. This reflects our continued focus on aligning pay-for-performance as described in more detail as follows:

•	The payout to our CEO under our cash bonus plan for fiscal 2020 was 6.8% of target;

•	The value of the restricted stock granted to our CEO in fiscal 2020 has declined from the date of grant;

•	The time-based stock options granted to our CEO in fiscal 2020 are currently underwater; and

•	The performance-based stock options granted to our CEO in fiscal 2020 are currently underwater and the performance condition has not been attained as of fiscal year end 2020.

CEO Target vs. Realizable Pay – 2020

Target Pay = base salary + target bonus + fair value at grant of LTI awards during fiscal 2020

Realizable Pay = base salary + actual bonus paid + fiscal 2020 taxable income from exercise of options + value of 2020 LTI awards at fiscal year-end 2020 stock price of $9.62

The Compensation Committee believes that reviewing realizable pay over multiple periods is useful in understanding the relationship between the target compensation that was approved for the CEO and the compensation that was actually earned, or may still be earned, based on company performance. The cumulative value of our CEOs realizable pay over the past three years is less than 50% of cumulative target pay. Detail by year is provided below (all equity awards are valued based on the closing price of our common stock on February 28, 2020 stock price of $9.62).

CEO Target vs. Realizable Pay - 2018 to 2020

Compensation Philosophy and Programs

Our executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to the long-term success of CalAmp and the enhancement of stockholder value. Consistent with this philosophy, the following goals provide a framework for the Compensation Committee’s administration of the executive compensation program:

◾	Targeted executive compensation levels should generally be proximate to the median compensation level of comparable companies to allow us to attract and retain talented management;

◾	Annual variable compensation should reward the executives for achieving specific results on performance metrics or specific objectives that are intended to increase stockholder value over time;

◾	Total compensation opportunity for each executive should be related to overall Company performance as well as individual performance;

◾	The compensation program should align the interests of the executives with those of its stockholders; and

◾	Supplemental benefits that reward executives without regard to performance should be minimal.

Elements of Compensation

In order to achieve the above goals, the total compensation package of the NEOs includes salary, bonuses and equity-based incentive awards. Salary is set at a competitive level to attract and retain qualified candidates. Bonuses are tied specifically to performance of the Company or a specific business unit and/or individual contributions. Equity-based incentive awards are granted in amounts that the Compensation Committee believes are necessary to provide incentives for future performance, taking into account competitive long-term incentive practices of peer companies, responsibilities and duties of each officer, and individual performance.

The Compensation Committee’s longstanding practice has been to grant restricted stock and stock options to NEOs that vest ratably over a four-year period, consistent with the vesting period for equity awards made to other key employees. In addition, since fiscal year 2015, the Compensation Committee has granted equity awards to our NEOs that are 100% at-risk based on the attainment of specific performance requirements. The Compensation Committee and the Board believe that the use of a combination of restricted stock, stock options and performance-based equity awards help to drive long-term performance, align the interests of the NEOs with those of our stockholders, and provide a retention factor through long-term vesting. We also provide our NEOs with employee benefits that are generally available to all regular full-time employees of CalAmp. We do not provide our NEOs with any material perquisites or supplemental benefits.

Compensation-Setting Process

Role of the Compensation Committee

The members of the Compensation Committee have been appointed by the Board. The Compensation Committee currently consists of four directors, all of whom are “independent directors” as defined in the listing standards of the Nasdaq Marketplace Rules. During fiscal 2020, the members of the Compensation Committee were Amal Johnson, who served as Chair, Jeffery Gardner, Scott Arnold, Jorge Titinger and Larry Wolfe. Jeffery Gardner resigned from the Compensation Committee effective July 24, 2019, the date on which Scott Arnold was appointed to serve on the Compensation Committee.

The Compensation Committee operates under a written charter that was originally adopted by the Board in 2002 and which has subsequently been amended from time to time, most recently in 2020. The charter of the Compensation Committee is posted on our website at www.calamp.com.

The Compensation Committee’s responsibilities include assisting the Board with discharging its responsibilities relating to the compensation of our executives and directors and to provide general oversight of our compensation structure, including our equity compensation plans and benefits programs. While the Board is responsible for the final approval of NEO compensation, it relies heavily on the advice and recommendations of the Compensation Committee.

Role of Management

The Compensation Committee periodically meets with the CEO and CFO to obtain information with respect to compensation programs. The CEO makes recommendations to the Compensation Committee on the base salaries, incentive targets and measures, and equity compensation for the NEOs (other than the CEO) and other senior management. The Compensation Committee considers, but is not bound by nor does it always accept, the CEO’s recommendations with respect to NEO compensation. Each year the Compensation Committee also seeks input from its independent compensation consultant prior to making any final determinations. The CEO and CFO attend most of the Compensation Committee’s meetings, but the Compensation Committee also regularly holds executive sessions not attended by any members of management. The Compensation Committee discusses the CEO compensation package with him, but the Committee’s charter specifies that the CEO may not be present during the deliberations or voting on the CEO compensation. The Compensation Committee has not delegated any of its authority with respect to compensation of NEOs to any member of management.

Role of the Compensation Consultant

The Compensation Committee has the authority in its sole discretion to engage its own compensation consultants and other independent advisors to assist in creating and administering the executive compensation policies. Each year the Compensation Committee retains the services of an independent compensation consulting firm to conduct various compensation-related studies and analyses. The independent consulting firm does not provide any other services to the Company and has received no compensation other than with respect to services provided to the Compensation Committee. In January 2019, the compensation consultant Pay Governance was engaged to assist the Compensation Committee in the determination of NEO compensation for fiscal 2020. The process of determining fiscal 2020 NEO compensation is described below. Pursuant to the factors set forth in Item 407 of Regulation S-K, the Compensation Committee has reviewed the independence of Pay Governance and conducted a conflicts of interest assessment, and has concluded that Pay Governance is independent and that its work for the Compensation Committee has not raised any conflicts of interest.

Determination of Executive Officer Compensation for Fiscal 2020

Comparative Analysis

The Compensation Committee engaged Pay Governance to assist the Committee in the evaluation of appropriate cash and equity compensation for the NEOs in fiscal 2020. Pay Governance, in consultation with management, prepared a competitive compensation analysis that compared the cash and equity-based compensation of the NEOs with market compensation data. Market data for the CEO and CFO consists of compensation data of a public company peer group (the “Peer Group”) as reported in proxy statements and other public filings. This Peer Group was selected using the criteria provided below with an emphasis on technology companies operating on subscription-based revenue models. The Peer Group, which is reviewed and updated each fiscal year, consists of technology companies that are similar to CalAmp in terms of industry focus and scope, revenue size and market capitalization. Our process for determining the Peer Group for fiscal 2020 is summarized as follows.

Pay Governance began with the list of twenty two (22) companies included in the prior year’s Peer Group and then identified other peers with similar financial, industry and size characteristics to CalAmp. Based on a review of current financial metrics, business focus and recent transactions involving peer companies, Pay Governance in collaboration with the Compensation Committee then removed five (5) companies that had either been acquired or whose characteristics were no longer relevant to CalAmp. The peer companies that were removed from the group included RingCentral, Infinera, InterDigital, Iridium Communications, and Quantenna Communications. In order to maintain a strong sample size and position CalAmp close to the median on key metrics, an additional six (6) companies were added to the peer group including comScore, i3 Verticals, Arlo Technologies, Avid Technology, Casa Systems, and Inseego Corp. At the time the Peer Group was established, CalAmp’s consolidated revenue and net income for the trailing 12 months as well as its market capitalization were at the 50th, 57th and 38th percent ranks of the Peer Group, respectively.

As shown below, because SaaS solutions are increasingly becoming an integral element of our business, the resulting peer group of 23 companies included a balance of software industry companies and communications equipment related/other hardware companies.

Communications/Other Technology Hardware		Software
* Applied Optoelectronics	* Comtech Telecomm	* 8x8, Inc.	* i3 Verticals
* Arlo Technologies	* Digi International	* A10 Networks	* MobileIron
* Aviat Networks	* FARO Technologies	* Bottomline Technologies	* PROS Holdings
* Avid Technology	* Harmonic	* comScore	* Synchronoss Technologies
* Casa Systems	* Inseego Corp.	* Cornerstone OnDemand	* Telenav
* Calix	* ORBCOMM
* Ribbon Communications

The competitive compensation analysis for fiscal 2020 was presented by Pay Governance to the Compensation Committee during a meeting on April 18, 2019. At this meeting, Pay Governance also presented its assessment of the Company’s executive compensation elements relative to market practices and trends.

Base Salary

Base salaries for NEOs, including that of the CEO, are set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. The Compensation Committee reviews base salaries annually and makes recommendations to the Board to adjust them as appropriate to reflect changes in market conditions, individual performance and responsibilities, and the Company’s financial position. In deliberating on proposed salary adjustments and recommending changes to the Board, the Compensation Committee considers the position relative to the market of each NEO’s proposed base salary amount, and generally targets the 50th percentile of salaries at Peer Group companies. For fiscal 2020, the base salaries of the NEOs were kept unchanged from the prior two years as a result of the Committee’s consideration of the competitive market base salary information. The aggregate base salaries of the NEOs in fiscal 2020 were at the 40th percentile of market compensation as represented by the Peer Group. Base salary amounts earned during fiscal 2020 for the NEOs are shown in the Summary Compensation Table on page 58.

Bonus Plan

The bonus plan for NEOs reflects the Compensation Committee’s belief that a meaningful component of executive compensation should be contingent on the financial performance of the Company. The aggregate value of target total cash compensation (base salary and target bonus) for our NEOs is generally set at approximately the 50th percentile of the total cash compensation opportunity for Peer Group companies, with the intent that superior performance under the bonus plan would enable each NEO to elevate total cash compensation to a level that is above the 50th percentile. Similarly, if performance results are below expectations, the structure of the bonus plan would result in the NEOs receiving total cash compensation below the 50th percentile. As a result of CalAmp substantially not meeting fiscal 2020 performance targets for consolidated revenue and consolidated Adjusted EBITDA, the aggregate total cash compensation for fiscal 2020 was below the 25th percentile of total cash compensation opportunity as represented by the Peer Group.

At the Compensation Committee’s April 18, 2019 meeting, the CEO presented the proposed parameters of the NEO bonus plan for fiscal 2020, including weighting factors, target incentive amounts as a percentage of base salary and quantitative goals. The quantitative goals proposed for the fiscal 2020 bonus plan were the consolidated revenue and consolidated Adjusted EBITDA amounts as set forth in the fiscal 2020 Annual Operating Plan (“AOP”). In addition, the Compensation Committee determined that fiscal 2020 revenue for Software and Subscription Services was also critical for assessing the performance of the CEO. All of these measures are believed to best reflect the short-term performance of the Company, as they are directly influenced by management’s actions. In executive session, with no members of management present, the Compensation Committee deliberated on the proposed NEO bonus plan for fiscal 2020, after which it was approved. The fiscal 2020 bonus plan was ratified by the Board at a meeting that was held on April 18, 2019. The fiscal 2020 bonus plan consisted of the following payout percentages at the Threshold, Target and Maximum performance levels:

	Incentive Amounts as a % of Base Salary
	Threshold	Target	Maximum
President and CEO	-	100%	200%
Executive VP and CFO	-	75%	150%

The Compensation Committee believes that the fiscal 2020 bonus plan structure rewards the NEOs for overachievement of quantitative goals and provides limited downside protection in the event of performance that is close to, but below, the Target level. For fiscal 2020, the quantitative goals at the Target level were set equal to consolidated revenue and consolidated Adjusted EBITDA as shown in the fiscal 2020 AOP, which is consistent with the methodology used for the bonus plans of previous years. Quantitative goals at the Threshold and Maximum performance levels were determined by varying the goal amounts up or down from the projected revenue and Adjusted EBITDA amounts shown in the fiscal 2020 AOP. The AOP is established by management and approved by the Board at the beginning of each fiscal year, and reflects performance levels that the Board feels are challenging but achievable with significant effort. The Maximum levels for each measure are generally set as to represent both extremely challenging performance goals and outstanding achievement. As a frame of reference, in the 10-year period through fiscal 2020, the consolidated revenue Maximum levels in the NEOs’ bonus plans were not met or exceeded in any year, and the consolidated Adjusted EBITDA Maximum levels were exceeded only twice, in fiscal years 2012 and 2013. Payouts are prorated on a straight-line basis for achievement between the Threshold and Target levels or the Target and Maximum levels. If the Company does not achieve above the Threshold performance level for a measure, no payout is made for that measure. The fiscal 2020 quantitative goals were as follows (in millions):

	Threshold	Target	Maximum
Consolidated Revenue	$357.1	$396.8	$436.5
Software & Subscription Services Revenue	$125.7	$132.3	$138.9
Consolidated Adjusted EBITDA	$39.2	$49.0	$56.4

For fiscal 2020, the Compensation Committee established weighting factors for the CEO of 30% for each of consolidated revenue and revenue from software and subscription services as well as 40% for consolidated Adjusted EBITDA. The weighting factors for the CFO was 50% for both consolidated revenue and consolidated Adjusted EBITDA. For fiscal 2020, actual consolidated Adjusted EBITDA of $36.9 million and software and subscription services revenue of $125 million were each below the respective Threshold performance levels and actual consolidated revenue of $366.1 million was slightly above the respective Threshold performance level thereby resulting in a small payout. The aforementioned financial measures of consolidated revenue and Adjusted EBITDA are provided in our Form 10-K filed with the SEC on May 5, 2020.

The actual bonus plan payouts to the NEOs, which were 6.8% and 22.7% of target incentive amounts for our CEO and CFO, respectively, are shown in the “Non-Equity Incentive Plan (Bonus Plan)” column of the Summary Compensation Table on page 58.

Equity Awards

The Compensation Committee believes that equity compensation plans are essential tools to (i) align the long-term interests of our stockholders and employees particularly members of executive management, (ii) serve to motivate the NEOs to make decisions that will provide the best long-term returns to stockholders, and (iii) provide the NEOs with a strong incentive to remain with CalAmp over time. The Compensation Committee also believes that equity awards remain an essential element of a competitive compensation package, given that such plans are offered currently by most public and private technology companies that we compete against for both executive and non-executive talent.

In determining the size of the equity awards to be granted to NEOs, the Compensation Committee first establishes the total fair value of equity awards for each NEO by reference to prevailing market compensation levels for comparable positions and other factors as discussed in the following paragraph. The Compensation Committee next considers the apportionment of the total equity award value between restricted shares, options and performance-based awards. For the past three fiscal years, the Committee used a value allocation for time vested restricted stock, time vested stock options and performance-based equity awards of 50%, 25% and 25%, respectively. On July 24, 2019, the Company granted performance-based equity awards pursuant to a three-year Relative Total Shareholder Return (TSR) plan, in which our stock price performance is benchmarked against the Russell 2000 Index (^RUT). The awards have 3 measurement periods that run concurrently whereby the TSR performance at or greater than benchmark TSR earns all target awards allocated to such period(s), while underperformance is subject to downside scaling to the extent that the Company’s TSR is below benchmark TRS at the end of the measurement period. Notwithstanding the fair value allocation noted above, the Compensation Committee may alter this ratio in the future in response to evolving compensation objectives.

At a meeting of the Compensation Committee held on July 24, 2019, the CEO presented proposed equity award allocations for the NEOs. During this meeting, the Compensation Committee considered the information on total direct compensation (total cash and equity compensation) and long-term incentive practices contained in the fiscal 2020 competitive compensation assessment described above that compared the compensation of the Company’s NEOs with compensation data from the Peer Group companies. In evaluating the proposed executive officer equity awards for fiscal 2020, the Compensation Committee also considered factors such as the ratio of proposed equity awards for NEOs and non-executive officer employees, the prevailing stock price, estimates of stock compensation expense, longevity projections of the equity award plan pool of available units, equity award ‘burn rate’ estimates, and the Compensation Committee’s assessment of progress on important strategic initiatives such as those described on page 45 under the heading “Fiscal 2020 Business Overview.” The fiscal 2020 equity awards granted to Messrs. Burdiek and Binder in July 2019, combined with fiscal 2020 base salaries and bonus amounts at Target, resulted in aggregate target total direct compensation for these NEOs that was at the 55th percentile of market compensation as represented by the Peer Group.

Following the Compensation Committee’s review and deliberation at this meeting, the Committee approved equity awards for Messrs. Burdiek and Binder, and these awards were ratified by the full Board. These equity awards are detailed in the Grants of Plan-Based Awards for Fiscal 2020 table on page 59.

Equity Award Practices

The Compensation Committee or the Board approves all equity awards granted to NEOs and other employees in accordance with our Practices for Employee and Director Equity Awards Policy Statement. Time-based equity awards, typically consisting of stock options and restricted stock are generally granted when a key employee, including an NEO, joins the Company, and on an annual basis thereafter. These NEO and key employee equity awards typically vest over a four-year period. Stock options are granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. In addition, the Compensation Committee introduced the use of performance-based equity awards for the NEOs in fiscal 2015 and has continued to use performance-based awards each year since that time. The Company does not schedule the granting of equity awards to coincide with any favorable or unfavorable news regarding CalAmp. For more than 10 years, it has been a practice to make annual equity award grants to NEOs and key employees on the day of the annual meeting of stockholders, at the same time that equity awards are made to non-employee directors pursuant to the provisions of the 2004 Incentive Stock Plan. The annual meeting of stockholders is typically held during the last week of July on a date established at least three months in advance. For new hires in key positions, it is our practice to grant equity awards as of the date of hire in accordance with the Practices for Employee and Director Equity Awards Policy Statement.

The Compensation Committee has delegated to the CEO and CFO the authority to approve equity awards for newly hired employees, newly promoted employees, and annual equity awards for employees other than NEOs and senior management, provided that such awards do not exceed the fair value range indicated in this policy statement. Equity awards approved by the CEO or CFO pursuant to this delegation of authority are reported to the Committee at its quarterly meetings.

The size of an initial equity award to an NEO is based upon the position, responsibilities and expected contribution of the individual, with subsequent grants also taking into account the individual’s performance and potential contributions. In establishing the amount and type of equity awards to the NEOs, the Compensation Committee takes into consideration each NEO’s duties and responsibilities, individual performance and the competitive compensation analysis in which the NEO’s total direct compensation is benchmarked against market data. The Compensation Committee also takes into consideration the equity award burn rate in relation to industry benchmarks published by Institutional Shareholder Services and the financial statement impact of proposed equity awards.

Compensation Risk Assessment

The Compensation Committee monitors the risks associated with our compensation programs, policies and practices with respect to executive compensation, executive recruitment and retention. In establishing and reviewing our executive compensation program, the Compensation Committee consults with its independent compensation consultant and seeks to structure the program so as to not encourage unnecessary or excessive risk taking. Our executive compensation program utilizes a mix of base salary, bonus and equity-based incentive awards designed to align the NEOs’ compensation with our success, particularly with respect to financial performance and increasing stockholder value. The Compensation Committee sets the amount of our NEOs’ base salaries at the beginning of each fiscal year, and the NEOs’ annual bonus opportunities are tied to overall Company financial performance and other specific objectives. Furthermore, the target total direct compensation opportunities of our NEOs include a substantial portion in the form of equity-based incentive awards that help align their interests with those of our stockholders over the longer term. The Compensation Committee believes that the annual bonus opportunities and long-term equity awards provide an effective and appropriate mix of incentives to help ensure our performance is focused on long-term stockholder value creation and do not encourage short-term risk taking at the expense of long-term results, and has concluded that our executive compensation program does not encourage unnecessary or excessive risk. Our Compensation Committee has also reviewed the compensation programs for other senior managers and employees generally, and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on CalAmp.

Fiscal 2019 “Say-on-Pay” Advisory Vote on Executive Compensation

At last year’s annual meeting of stockholders, approximately 89.65% of the votes cast in the “Say-on-Pay” advisory vote were “FOR” approval of the Company’s Say-on-Pay proposal. The Compensation Committee evaluated the results of the fiscal 2019 advisory vote together with the other factors and data discussed in this Compensation Discussion and Analysis in determining executive compensation policies and decisions. The Compensation Committee is committed to continuing the best pay practices and pay-for-performance approach to executive compensation that has resulted in consistently high stockholder support. To that end, the Compensation Committee considered the vote results and did not make changes to the Company’s executive compensation policies and decisions as a result of the fiscal 2019 advisory vote.

Executive Officer Stock Ownership Guidelines and Equity Holding Period

The Compensation Committee has adopted minimum stock ownership guidelines for NEOs. For the CEO, the guideline stock ownership amount is 2.5 times annual base salary, and for the other NEOs the guideline stock ownership amount is 1.5 times annual base salary. The market value of the stock on the date of acquisition serves as the basis for determining compliance with the guidelines. At the end of fiscal 2020, all NEOs were in compliance with these stock ownership guidelines.

The Company does not currently have a policy that specifies a minimum holding period for stock acquired by the NEOs as a result of equity awards. The Board believes that the NEO stock ownership guidelines are competitive and support the objective of ensuring that the NEOs maintain a meaningful ownership interest in CalAmp and are aligned with our stockholders over the long term.

Retirement Benefits / Deferred Compensation

The Company does not provide retirement benefits to any of its employees, including the NEOs, other than a 401(k) plan that is open to all regular, full-time U.S. employees and a non-qualified deferred compensation plan in which the NEOs, certain other management employees and non-employee directors are eligible to participate. The 401(k) plan is a tax-qualified retirement savings plan pursuant to which all U.S. employees, including the NEOs, are permitted to contribute up to the limit prescribed by the Internal Revenue Service on a before-tax basis. We match dollar-for-dollar of the first 3% of pay contributed and one-half of the next 2% of pay contributed to the 401(k) plan each year. The nonqualified deferred compensation plan is described under “Nonqualified Deferred Compensation” on page 60.

Compensation Recovery Policy

We maintain a compensation recovery policy (claw-back policy) allowing us to require the repayment or forfeiture of any cash or equity incentive compensation paid or granted to an NEO where the payment, grant or vesting of such compensation or award was based on the achievement of financial results that were subsequently the subject of a financial restatement and where that NEO was found to have engaged in fraud or willful misconduct which caused, or materially contributed to, the need for such restatement. In addition to the foregoing, our CEO and CFO are subject to the compensation recovery provisions of Section 304 of the Sarbanes-Oxley Act.

Severance and Change in Control Payments

The Company’s Board has provided the NEOs with severance and change in control arrangements in order to promote stability and continuity, and to mitigate a potential disincentive for the executives to pursue and execute an acquisition of the Company, particularly where the services of these NEOs may not be required by the acquirer. For a more detailed description of the severance and change in control benefits provided to our NEOs, please see the discussion under “Employment Contracts and Change-In-Control Arrangements” beginning on page 61.

On March 23, 2020, after discussions with Michael Burdiek, the Company elected not to renew Mr. Burdiek’s employment agreement, which, by its terms, constituted a termination without cause as defined in the agreement, resulting to his retirement as President and Chief Executive Officer as well as a member of our Board effective March 25, 2020. Mr. Burdiek will continue his employment with the Company as a Senior Advisor during a transition period from March 25, 2020 through May 31, 2021 and, in connection with the termination without cause provision of his employment agreement, the Senior Advisor role and in exchange for a release of claims, he will receive: (i) aggregate continued annual base salary of $515,000, (ii) continued vesting of his outstanding equity awards (other than any performance stock unit awards) and (iii) for a twelve-month period following the retirement date, the Company will pay the premiums in connection with Mr. Burdiek’s participation in the Company’s health, dental and vision plans. In addition, upon the completion of his Senior Advisor transition period, Mr. Burdiek’s then-unvested equity awards (other than any performance-based stock awards) will vest. Mr. Burdiek’s outstanding stock options also will remain exercisable for up to two years following the end of the transition period.

Other Compensation

Other elements of executive compensation include life insurance, long-term disability insurance and health benefits. These benefits are also available to all regular, full-time U.S. employees, except that the Company pays the entire disability and health insurance premiums for the NEOs. The NEOs are also covered by a supplemental medical insurance program that reimburses the NEO for out-of-pocket eligible medical costs up to an annual limit of $100,000 per NEO, which is offered in order to provide market-competitive compensation to the NEOs. The Company payments for the NEOs pursuant to these other elements of compensation in fiscal 2020 are included in the “All Other Compensation” column in the Summary Compensation Table on page 58.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its “covered employees.” Prior to the Tax Cuts and Jobs Act of 2017, covered employees generally consisted of a corporation’s chief executive officer and each of its other three highest compensated officers, other than its chief financial officer, and remuneration that qualified as “performance-based compensation” within the meaning of the Code was exempt from this $1.0 million deduction limitation. As part of the Tax Cuts and Jobs Act of 2017, the ability to rely on this exemption was, with certain limited exceptions with respect to grandfathered awards, eliminated; while the determination of the covered employees was generally expanded. As a result of the repeal of the performance-based compensation exception to Section 162(m) of the Code, other than with respect to grandfathered awards, we may not be able to take a deduction for any compensation in excess of $1.0 million that is paid to a covered employee.

Taxation of Nonqualified Deferred Compensation

Section 409A of the Code requires that amounts that qualify as “nonqualified deferred compensation” satisfy requirements with respect to the timing of deferral elections, timing of payments, and certain other matters. Generally, the Compensation Committee intends to administer our executive compensation program and design individual compensation components, as well as the compensation plans and arrangements for our employees, so that they are either exempt from, or satisfy the requirements of Section 409A.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers, individuals who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits, and that the payor may forfeit a deduction on the amounts subject to this additional tax. We are not obligated to provide any NEO with a “gross-up” or other reimbursement payment for any tax liability that he or she may owe as a result of the application of Sections 280G or 4999 in the event of a change in control of CalAmp.

Accounting for Stock-Based Compensation

The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our NEOs and other employees. The principal guidance regarding stock-based compensation is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of stock-based compensation awards.

ASC Topic 718 requires us to recognize in our financial statements all share-based payment awards to employees, including grants of options to purchase shares of our common stock and restricted stock awards that may be settled for shares of our common stock to our NEOs, based on their fair values. For certain performance-based stock awards, we also must apply judgment in determining the periods when and if, the achievement of the related performance targets becomes probable. ASC Topic 718 also requires us to recognize the compensation cost of our share-based payment awards in our income statement over the period that an employee, including our NEOs, is required to render service in exchange for the award (which, generally, will correspond to the award’s vesting schedule).

Hedging and Pledging Practices

The Company prohibits short sales and transactions in derivatives of our securities, including any form of hedging transactions involving CalAmp securities, for all employees, including our NEOs, and non-employee directors. In addition, NEOs and directors are strongly discouraged from holding CalAmp securities in margin accounts or pledging CalAmp securities as collateral for loans in a manner that could create compensation-related risk for CalAmp.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference therein.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2020.

COMPENSATION COMMITTEE

Amal Johnson, Chair

Jorge Titinger

Larry Wolfe

Scott Arnold

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2020, the Compensation Committee was comprised of Ms. Johnson and Messrs. Gardner, Titinger and Wolfe. There are no interlocks between the Company and other entities involving the Company’s officers and directors who serve as executive officers or directors of other entities.

SUMMARY COMPENSATION TABLE

The table below sets forth the compensation awarded to, earned by, or paid to each of our NEOs for the last three fiscal years.

				Equity Award Grant Date Fair Value (1)		Non-Equity Incentive Plan
Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards (2)	Option Awards (3)	Compensation (Bonus Plan)	All Other Compensation		Total
Michael Burdiek	2020	$515,000	$-	$1,659,152	$552,772	$34,906	$46,398	(4)	$2,808,228
Former President and CEO	2019	515,000	-	1,117,072	1,098,464	48,192	35,015		2,813,743
	2018	515,000	-	931,224	929,596	482,569	34,644		2,893,033

Kurtis Binder	2020	$350,000	$-	$814,421	$271,337	$59,653	$37,477	(5)	$1,532,888
Executive VP and CFO	2019	350,000	-	572,384	568,068	22,926	32,500		1,545,878
	2018	217,700	35,000	550,050	549,987	133,770	18,712		1,505,219

(1)    The grant date fair value of equity awards is calculated in accordance with ASC Topic 718 for stock-based compensation and excludes the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used with respect to the valuation of these equity awards are set forth in Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on May 5, 2020. The actual amounts realized by the NEOs may be higher or lower than the equity award fair values shown in this table.

(2)    This column includes time based restricted stock awards and, in fiscal 2020, performance-based stock unit (PSU) awards. The fair value of restricted stock awards is calculated as the number of shares awarded multiplied by the closing stock price on the grant date. The grant date fair value of PSUs is $13.56, which was calculated using a Monte Carlo simulation model that projects the probable outcome of related performance conditions at target levels. Monte Carlo modeling assumptions included: stock price volatility (based on three-year historical volatility of daily stock prices) of 37.02% for the Company and an average of 15.43% for the Russell 2000 index; stock price correlation coefficient between the Company and the Russell 2000 index (based on three-year historical daily stock price changes) of 0.4977 and 3-year risk-free rate of 1.79%. The grant date stock price was $11.11. Values of the performance shares are not adjusted for subsequent changes in the Company’s stock performance or the level of ultimate vesting as our performance shares are market condition based only. The grant date fair value of PSUs awarded to Messrs. Burdiek and Binder in fiscal 2020 was $553,207 and $271,553, respectively, which amounts are included in the Stock Awards column above. The grant date value of the maximum number of shares that can be earned as a result of the PSU awards assuming the highest level of performance during the three-year performance period is $906,509 and $444,978 for Messrs. Burdiek and Binder, respectively. See the Grants of Plan-Based Awards for Fiscal 2020 table below for additional information regarding the PSUs.

(3)    This column includes time-vested stock options and performance-based stock options. The fair value of the time-vested stock option grants was computed using the Black-Scholes option pricing model. The fair value of the performance-based stock options was calculated using a combination of a Monte Carlo simulation model and a lattice model, as these awards contain market conditions.

(4)    Amount consists of $11,061 for Company matching contributions under the 401(k) Plan, $10,020 under an executive medical cost reimbursement program, and $25,317 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Burdiek.

(5)    Amount consists of $11,267 for Company matching contributions under the 401(k) Plan, $10,020 under an executive medical cost reimbursement program, and $16,190 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Binder.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2020

The table below sets forth the grants of plan-based awards made to our NEOs during fiscal 2020.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Option Awards: Number of Shares of Stock or Units (#) (3)	Exercise or Base Price of Option Awards ($/Sh.)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Michael Burdiek
Incentive cash award	04/21/19	$-	$515,000	$1,030,000
Performance-based award	07/24/19				-	40,797	81,594				$553,207
Restricted stock award	07/24/19							99,545			$1,105,945
Option award	07/24/19								114,683	$11.11	$552,772

Kurtis Binder
Incentive cash award	04/21/19	$-	$262,500	$525,000
Performance-based award	07/24/19				-	20,026	40,052				$271,553
Restricted stock award	07/24/19							48,863			$542,868
Option award	07/24/19								56,294	$11.11	$271,337

(1)    The amounts shown in these columns represent the Threshold, Target and Maximum payout levels under the fiscal 2020 NEO bonus plan. The actual bonus amount paid to each NEO for fiscal 2020 is reported under the “Non-Equity Incentive Plan (Bonus Plan)” column of the Summary Compensation Table on page 58.

(2)    The Company granted performance-based stock units (PSUs) on July 24, 2019 pursuant to a three-year Relative Total Shareholder Return (TSR) plan, in which the Company’s stock price performance is benchmarked against the Russell 2000 Index (^RUT). PSUs amounts shown in these columns represent the threshold, target and maximum number of PSUs that are eligible to be earned in the plan. The plan has 3 measurement periods that run concurrently: the first 12 months; the first 24 months; and the entire 36-months. One-third of the target number of PSUs is eligible to be earned in each of the three measurement periods. To be issued, PSUs must be both earned and vested. Earned PSUs do not vest until the end of the 36-month measurement period. PSUs earned in the 12-month and 24-month measurement periods cannot be forfeited in subsequent measurement period(s) except for failure to satisfy the 3-year vesting requirement. In the 12-month and 24-month measurement periods, TSR performance at or greater than benchmark TSR earns all target PSUs allocated to such period(s), while underperformance is subject to downside scaling of 3x to the extent that the Company’s TSR is below benchmark TRS at the end of the measurement period. If the Company’s absolute TSR is negative in any measurement period, earned PSUs are capped at 50% of the number of PSUs that are otherwise eligible to be earned in such period. Target PSUs not earned in the 12-month measurement period as a result of the negative TSR cap are carried over and are eligible to be earned in the 24-month measurement period. In the full 36-month measurement period, there is a 200% over-performance opportunity with upside scaling of 2x if the Company’s TSR exceeds the benchmark TSR, and downside scaling of 3x if the Company’s TSR is less than the benchmark TSR. The fair value of the target PSUs is $13.56 per unit, which was determined using Monte Carlo simulation. The per unit fair value of the PSUs exceeds the grant date stock price of $11.11 due to the possibility that more than the target number of PSU shares can be earned if the Company’s stock price performance exceeds the benchmark index for the full 36-month measurement period.

(3)    The restricted stock and stock option awards vest 25% annually on each anniversary of the grant date over four years, subject to continued service on the applicable vesting date.

(4)     The amounts shown represent the grant date fair value calculated in accordance with ASC 718. For the awards which are subject to performance-based conditions, the amounts shown are based on the probable outcome of the performance conditions. The assumptions used with respect to the valuation of these equity awards are set forth in Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on May 5, 2020.

OUTSTANDING EQUITY AWARDS AT THE END OF FISCAL 2020

The following table sets forth the outstanding equity awards of each of our NEOs as of the end of fiscal 2020. All outstanding option awards reported in this table expire 10 years from the date of grant and vest in equal annual installments over four years on each anniversary of the applicable grant date, with the exception of the performance-based option awards shown in the “Equity Incentive Plan Awards” column that are subject to both satisfaction of performance criteria and ratable vesting over four years. The outstanding stock awards reported in this table represent restricted stock that vests in equal annual installments over four years on each anniversary of the applicable grant date.

		Option Awards					Stock Awards(1)
Name and Position	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (#)
Michael Burdiek	06/01/11	70,000	-	-	3.22	06/01/21
Former President & CEO	07/31/12	33,000	-	-	7.53	07/31/22
	07/25/13	33,200	-	-	15.14	07/25/23
	07/29/14	35,500	-	-	17.47	07/29/24
	07/28/15	49,300	-	-	17.54	07/28/25
	07/26/16	104,250	34,750	-	14.49	07/26/26	17,450	$167,869	-	$-
	07/28/17	25,960	25,960	39,200	19.32	07/28/27	24,100	$231,842	-	$-
	07/25/18	13,300	39,900	38,800	23.08	07/25/28	36,300	$349,206	-	$-
	07/24/19	-	114,683	-	11.11	07/24/29	99,545	$957,623	40,797	$392,467

Kurtis Binder	07/17/17	15,350	15,350	23,180	19.30	07/17/27	14,250	$137,085	-	$-
Executive VP & CFO	07/25/18	6,900	20,700	20,000	23.08	07/25/28	18,600	$178,932	-	$-
	07/24/19	-	56,294	-	11.11	07/24/29	48,863	$470,062	20,026	$192,650

(1)	Market value calculated based on the closing price of our common stock of $9.62 on February 28, 2020, the last trading day of our 2020 fiscal year.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2020

The following table sets forth the number of shares acquired upon exercise of options or vesting of shares (restricted stock and performance stock units) of each of our NEOs during the fiscal year ended February 29, 2020, and the associated value realized.

Name and Position	Shares Acquired On Exercise (#)	Realized on Exercise ($)(1)	Shares Acquired On Vesting (#)	Realized on Vesting ($)(2)
Michael Burdiek
Fomer President and CEO	60,000	$521,800	54,675	$622,524

Kurtis Binder
Executive VP & CFO	-	$-	13,325	$145,851

(1)    Represents the aggregate of the market price at exercise, less the exercise price, for each option exercised.

(2)    Represents the value realized based on the closing price of our common stock on the vesting date multiplied by the number of shares vested.

NONQUALIFIED DEFERRED COMPENSATION

During fiscal 2014, we adopted a nonqualified deferred compensation plan (the “Deferred Compensation Plan”) in which our NEOs, certain other management employees and non-employee directors are eligible to participate. NEOs and other eligible employees can defer up to 75% of their base salary and up to 100% of their cash bonus. We do not make any contributions to the accounts of participants under the Deferred Compensation Plan. Amounts deferred under the Deferred Compensation Plan are generally paid upon a participant’s retirement or termination of employment, although distributions can occur earlier if the participant elects to receive his or her deferral on a fixed date prior to his or her retirement.

All of the investment options available under the Deferred Compensation Plan are equity, bond and money market mutual funds similar in nature to the investment choices available under our 401(k) defined contribution plan. Investment gains and losses in a participant’s account under the Deferred Compensation Plan are based solely upon the investment selections made by the participant.

Compensation deferral elections by non-employee directors are described under the heading “Compensation of Directors” on page 27. The following table presents each NEO’s contributions to this nonqualified deferred compensation plan, earnings thereon and fiscal year-end account balances for fiscal 2020. Mr. Binder did not participate in the Deferred Compensation Plan in fiscal 2020.

	Executive Contributions in Last FY (1)	Company Contributions in Last FY	Aggregate Earnings (Losses) in Last FY (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (3)
Michael Burdiek	$99,181	$-	$(24,541)	$259,700	$1,709,269
Former President & CEO

(1)    Amounts in this column are included in the Salary and/or Non-Equity Incentive Compensation Plan columns of the Summary Compensation Table on page 58.

(2)    These investment earnings are not included in the compensation amounts reported in the Summary Compensation Table on page 58.

(3)    Amount includes $1,610,088 Mr. Burdiek that were previously reported as salary or bonuses in the Summary Compensation Table of previously filed proxy statements.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

We have entered into change in control and salary continuation agreements with the NEOs that are designed to protect such executives against the loss of their positions as a result of termination without Cause or termination for Good Reason both in conjunction and not in conjunction with a Change in Control, in which:

•

“Cause” is defined as the occurrence or existence of any of the following with respect to the covered executive officer, as determined by a majority of the directors of the Board: (i) unsatisfactory performance of the officer’s duties or responsibilities, after written notice and reasonable opportunity to cure; (ii) willful failure to follow any lawful directive of the Company or Board consistent with the officer’s position and duties, after written notice and reasonable opportunity to cure; (iii) material breach by the officer of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its affiliates that has not been approved by a majority of the disinterested directors of the Board; (iv) commission of any willful or intentional act that could reasonably be expected to materially injure the property, reputation, business or business relationships of the Company or its customers; or (v) the conviction or the plea of “no contest” to a felony involving moral turpitude;

•

“Good Reason” is defined as (i) a material change or reduction in the officer’s authority, duties and responsibilities following a Change in Control; (ii) transfer of the officer to another work location that is materially further away from the officer’s current primary residence than the officer’s current work location; or (iii) a material reduction in the officer’s base salary made without the officer’s consent; and

•

“Change in Control” is defined as the first to occur of: (i) the sale or other transfer of all or substantially all of the assets of the Company to any person or group; (ii) the adoption of a plan of liquidation or dissolution of the Company; (iii) the merger or consolidation of the Company with or into another entity, or the merger of another entity into the Company or any subsidiary of the Company, in each case with the effect that immediately after the transaction the stockholders of the Company hold less than 50% of the total voting power of all securities entitled to vote in the election of directors, managers or trustees of the entity surviving such merger or consolidation; or (iv) the acquisition by any person or group of more than 50% of the voting power of all securities of the Company entitled to vote in the election of directors of the Company.

If a NEO is terminated without Cause or terminated with Good Reason not in conjunction with a Change in Control, the NEO is entitled to severance in the form of continuation of payments of base salary for six months and COBRA premiums for 12 months in the case of Messrs. Burdiek and Binder. For illustrative purposes, if these salary and benefit continuation provisions had been triggered as of the end of fiscal 2020 for either of these NEOs, the total salary continuation benefits payable would have been $257,500 for Mr. Burdiek and $175,000 for Mr. Binder, and the COBRA premium benefits payable would have been $19,417 for both Messrs. Burdiek and Binder. In addition, pursuant to a termination as described in this paragraph, these executives’ unvested equity awards would continue to vest for a period of six months following such termination. For illustrative purposes, if these provisions had been triggered as of the end of fiscal 2020, the value of the continued post-employment vesting of equity awards for each of these NEOs would have been as follows (based on the closing price of our common stock at the end of fiscal 2020 of $9.62 per share):

Name and Position	Value of Continued Post - Employment Vesting
Michael Burdiek, Former President & CEO	$639,595
Kurtis Binder, Executive VP and CFO	$245,695

If either Mr. Burdiek or Mr. Binder is terminated without Cause or either NEO terminates his employment for Good Reason within the three-month period immediately preceding or the 12-month period immediately following a Change in Control, then the NEO would be entitled to severance in the form of continuation of payments of base salary and COBRA premiums for 18 months, and pro rata Target bonus for the then current fiscal year. For illustrative purposes, if the Change in Control provisions had been triggered as of the end of fiscal 2020 for Messrs. Burdiek or Binder, the salary continuation benefits payable would have been $772,500 for Mr. Burdiek and $525,000 for Mr. Binder, the COBRA premium benefits payable would have been $58,251 for both Messrs. Burdiek and Binder, and the bonus payable would have been $515,000 for Mr. Burdiek and $262,500 for Mr. Binder.

The employment agreements of the NEOs also provide that if employment with CalAmp is terminated without Cause or for Good Reason within three months prior to or 12 months following a Change in Control, 100% of the then unvested equity awards held by Messrs. Burdiek and Binder would become immediately vested. For illustrative purposes, if these provisions had been triggered as of the end of fiscal 2020, the value of the accelerated equity award vesting for each of these NEOs would have been as follows (based on the closing price of our common stock at the end of fiscal 2020 of $9.62 per share):

Name and Position	Value of Accelerated Equity Award Vesting
Michael Burdiek, Former President & CEO	$1,706,540
Kurtis Binder, Executive VP and CFO	$786,079

Mr. Binder’s employment agreement was renewed on May 28, 2020 and will continue in effect until May 31, 2022, and is subject to biennial review and evergreen renewal.

On March 23, 2020, after discussions with Michael Burdiek, the Company elected not to renew Mr. Burdiek’s employment agreement, which, by its terms, constituted a termination without cause as defined in the agreement, resulting in his retirement as President and Chief Executive Officer as well as a member of our Board effective March 25, 2020. Mr. Burdiek will continue his employment with the Company as a Senior Advisor during a transition period from March 25, 2020 through May 31, 2021 and, in connection with the termination without cause provision of his employment agreement, the Senior Advisor role and in exchange for a release of claims, he will receive: (i) aggregate continued annual base salary of $515,000, (ii) continued vesting of his outstanding equity awards (other than any performance stock unit awards) and (iii) for a twelve-month period following the retirement date, the Company will pay the premiums in connection with Mr. Burdiek’s participation in the Company’s health, dental and vision plans. In addition, upon the completion of his Senior Advisor transition period, Mr. Burdiek’s then-unvested equity awards (other than any performance-based stock awards) will vest. Mr. Burdiek’s outstanding stock options also will remain exercisable for up to two years following the end of the transition period.

CEO PAY RATIO

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing disclosure regarding the ratio of the annual total compensation of Mr. Burdiek, our CEO, to the median of the total annual compensation of our employees other than Mr. Burdiek. We identified our employee with the median annual compensation using total cash compensation for calendar year 2019 of all employees who were employed by us on December 31, 2019, at which date our global workforce consisted of 1,226 employees, of which 713 were U.S. employees and 513 were non-U.S. employees. In calculating the median compensated employee, we excluded our employees in Canada (3), Ireland (3), New Zealand (1) and the United Kingdom (7) (a total of 14 individuals which represents 1% of our global workforce, who were excluded pursuant to the de minimis exemption of Item 402(u) of the SEC’s rules). As a result, we determined our median compensated employee based on 1,212 employees. We did not include any contractors or other non-employee workers in our employee population. We annualized the compensation for any full-time and part-time employees who commenced work during calendar 2019. We believe total cash compensation for all employees is reasonable to use as a consistently applied compensation measure because we do not have a broad based equity award plan. We selected December 31, 2019, which is within the last three months of our fiscal 2020, for the date as of when we would identify the employee with the median annual compensation, because it enabled us to make such identification in a reasonably efficient and economical manner.

After identifying the employee with the median total cash compensation for the 12 months ended December 31, 2019, we calculated total compensation for this employee for the fiscal year ended February 29, 2020 using the same methodology that we use for our NEOs in the Summary Compensation Table shown on page 58 of this Proxy Statement.

For fiscal 2020, the total compensation of our CEO was $2.8 million and the total compensation of our employee with median annual compensation was $40,812. Accordingly, we estimated our CEO Pay Ratio for fiscal 2020 to be 69 to 1.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have adopted a written policy pursuant to which material transactions between us and our executive officers, directors, nominees for election as directors and principal stockholders (i.e., stockholders owning beneficially five percent or more of our outstanding voting securities) and members of the immediate family of any of the foregoing persons, shall be submitted to our Board for approval by a disinterested majority of the directors voting with respect to the transaction. For this purpose, a transaction is deemed material if such transaction, alone or together with a series of similar transactions during the same fiscal year, involves an amount that exceeds $60,000. No such transactions occurred during fiscal 2020.

ANNUAL REPORT

Our consolidated financial statements for our fiscal year ended February 29, 2020 are included in our Annual Report on Form 10-K. This Proxy Statement and our Annual Report are posted on the Investor Relations section of our website at https://investors.calamp.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to CalAmp, 15635 Alton Parkway, Suite 250, Irvine, California, 92618, Attention: Corporate Secretary, or by calling (949) 600-5600.

STOCKHOLDER PROPOSALS

Stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next annual meeting of our stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2021 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than February 4, 2021 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our bylaws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement but that a stockholder instead wishes to present directly at an annual meeting. Under our bylaws, notice of such nomination or stockholder proposal for the 2021 annual meeting of stockholders must be delivered to the Corporate Secretary at the above address not earlier than the close of business (as defined in the bylaws) on March 31, 2021, and not later than the close of business on April 30, 2021.

If the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary of our annual meeting for the prior year, then the notice of a nomination or stockholder proposal must be delivered no earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day after we first make a public announcement of the meeting date.

All nominations and stockholder proposals submitted under our bylaws must comply with the requirements of the bylaws. The presiding officer of the annual meeting may refuse to acknowledge or introduce any such matter if notice of the matter is not received within the applicable deadlines or does not comply with our bylaws.

Questions and Answers About Our 2020 Annual Meeting And Voting

What is a proxy?

A proxy is your legal designation of another person to vote the shares of CalAmp stock that you own. The person you designate is your “proxy,” and you give your proxy authority to vote your shares by submitting the enclosed proxy card or voting by telephone or over the Internet. We have designated our Chairman, A.J. “Bert” Moyer, and our Interim President and CEO, Jeffery Gardner, to serve as proxies for our Annual Meeting.

Why am I receiving these proxy materials?

Our Board is providing these proxy materials to you in connection with the solicitation of proxies for use at our Annual Meeting to be held virtually over the Internet via live audio webcast on Wednesday, July 29, 2020, at www.virtualshareholdermeeting.com/CAMP2020 at 10:00 a.m. Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein.

We intend to post our Annual Report to our stockholders of record entitled to vote at the Annual Meeting, this Proxy Statement, and accompanying proxy card on the Internet at https://investor.calamp.com on or about June 4, 2020 (the “Notice”). We will mail printed copies of the proxy materials to stockholders who request them.

Our principal executive office is located at 15635 Alton Parkway, Suite 250, Irvine, CA 92618 and its telephone number is (949) 600-5600.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full paper copy of this Proxy Statement and Annual Report to Stockholders?

We are acting under an SEC rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send its stockholders a notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Notice. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice.

How do I vote? (Voting Procedures)

Your vote is very important. Even if you plan to attend the virtual Annual Meeting, we recommend that you submit your vote prior to the meeting, so that your vote will be counted if you later decide not to attend the meeting. You may vote your shares by one of several means, as described below:

VOTE BY INTERNET Prior to the meeting please visit http://www.proxyvote.com During the meeting please visit www.virtualshareholdermeeting.com/calamp2020	VOTE BY MAIL Return your proxy card to Vote Processing, c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	VOTE BY TELEPHONE Dial +1 800-690-6903

When and how will the Annual Meeting be held?

The Annual Meeting will be held virtually via live audio webcast over the Internet at www.virtualshareholdermeeting.com/CAMP2020 on Wednesday, July 29, 2020, at 10:00 a.m. Pacific Time.

Who is soliciting my vote?

The proxy is solicited on behalf of our Board. MacKenzie Partners, Inc. has been retained to solicit proxies and to assist in the distribution of proxy materials for a fee estimated at $16,000 plus reimbursement of out-of-pocket expenses. The proxy will be used at our Annual Meeting. The only solicitation materials to be sent to our stockholders will be this Proxy Statement and the accompanying proxy card. Our Board does not intend to use specially engaged employees or paid solicitors to solicit proxies, although it reserves the right to do so. Our Board also intends to solicit the proxies held on behalf of our stockholders by brokers or banks. We will pay all reasonable expenses incurred by such holders for mailing the solicitation material to the stockholders for whom they hold shares. All solicitation expenses are being paid by us.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each share of common stock will be entitled to one vote.

As of the Record Date, we had 34,361,780 shares of outstanding common stock, which were held by approximately 1,300 Stockholders of Record.

What is the purpose of the Annual Meeting and what proposals will be voted on at the Annual Meeting?

You are being asked to vote on four proposals:

•	Proposal 1: The election of eight directors to serve until our next annual meeting of stockholders or in each case until his or her successor is duly elected and qualified;

•

Proposal 2: The approval on an advisory basis of the compensation of CalAmp’s named executive officers (“NEOs”), as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (“Say-on-Pay”); and

•	Proposal 3: The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2021.

•	Proposal 4: To approve the Amended and Restated 2004 Incentive Stock Plan.

What are the Board’s recommendations on the three proposals to be voted on at the Annual Meeting?

The Board recommends a vote:

•	FOR the election of the eight nominees for director identified in Proposal One;

•	FOR the approval on, an advisory basis of the compensation of our NEOs in Proposal Two as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC;

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2021 in Proposal Three; and

•	FOR the approval of the Amended and Restated 2004 Incentive Stock Plan in Proposal 4.

How many votes do I have?

You will have one vote for each share of our common stock that you owned at the close of business on the Record Date, provided those shares are either held directly in your name as the Stockholder of Record or were held for you as the Beneficial Owner through a broker or bank.

How many votes can be cast by all stockholders?

We had 34,361,780 shares of our common stock outstanding and entitled to vote on the Record Date.

How many votes must be present to hold the Annual Meeting, i.e., what constitutes a quorum?

A quorum, which is a majority of our outstanding shares as of the Record Date, must be present by remote communication or by proxy in order to hold the Annual Meeting and to conduct business. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum. Your shares will be counted as being present at the meeting if you attend the Annual Meeting by remote communication or if you submit a properly executed proxy card.

If a quorum is not present, either by remote communication or by proxy, at the Annual Meeting, the stockholders who are so present may adjourn the Annual Meeting until a quorum is present. The time and place of any adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given, unless the adjournment is for more than 30 days, or if after the adjournment a new record date is set for the adjourned meeting.

How many votes are required to elect the directors and adopt the other proposals?

The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

•

Election of directors (Proposal One). The nominees for director are elected by a majority of the votes cast. A “majority of the votes cast” means that the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes will have no effect on the outcome of the director vote. Any director who is not elected by a majority of the votes cast is expected to tender his or her resignation to the Governance and Nominating Committee. The Governance and Nominating Committee will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. In determining whether to recommend that the Board of Directors accept any resignation offer, the Governance Committee may consider all factors that the Committee’s members believe are relevant. The Board will act on the Governance Committee’s recommendation within 90 days following certification of the election results.

•

Ratification of the appointment of Deloitte & Touche LLP (Proposal Two). To ratify the appointment of Deloitte & Touche, LLP as our independent auditing firm for the fiscal year ending February 28, 2021, the affirmative vote of a majority in voting power of the shares of common stock present (in person, by remote communication or by proxy) at the Annual Meeting and entitled to vote on this proposal is required. Abstentions have the same effect as a vote against this proposal.

•

Say-on-Pay (Proposal Three). To approve, on an advisory basis, the compensation of our named executive officers, the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present (in person, by remote communication or by proxy) at the Annual Meeting and entitled to vote on the proposal is required. Because your vote on the Say-on-Pay proposal is advisory, it will not be binding on the Board, the Compensation Committee of the Board, or CalAmp. However, the Board will review the voting results and take them into consideration when making future decisions about executive compensation. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

•

Approval of Amended and Restated 2004 Incentive Stock Plan (Proposal Four). The affirmative vote of the holders of a majority in voting power of the shares of common stock present (in person, by remote communication, or by proxy) at the Annual Meeting and entitled to vote on this proposal is required to approve the Amended and Restated 2004 Incentive Stock Plan. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

What if I don’t vote for some of the proposals listed on my proxy card but I deliver a signed proxy card?

If you return your signed proxy card or voting instruction form but do not mark selections, it will be voted in accordance with the recommendations of our Board. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction form, the shares will be voted in accordance with your instructions.

What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner

Most of our stockholders hold their shares through a broker or bank rather than directly in their own name. As summarized below, there are some distinctions between shares held “of record” and those owned “beneficially.”

Stockholder of Record. If your shares are held in certificate or book entry form that is registered directly in your name with our transfer agent, American Stock Transfer, you are considered, with respect to those shares, the “Stockholder of Record.” As the Stockholder of Record, you have the right to grant your voting proxy directly to us or to vote over the Internet at the Annual Meeting.

Beneficial Owner of Shares Held in Street Name. If your shares are held in electronic form in a brokerage or bank account, you are considered to be the “Beneficial Owner” with respect to those shares, and those shares are considered to be held in “street name.” In this case, the broker or bank that holds your shares on your behalf is considered to be the Stockholder of Record.

What is the effect if I don’t cast my vote?

Stockholders of Record – If you are a Stockholder of Record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial Owner – If you are a Beneficial Owner of shares held in “street name,” it is critical that you cast your vote if you want it to count in the election of directors (Proposal One), the advisory vote on executive compensation (Proposal Two) and the approval of the Amended and Restated 2004 Incentive Stock Plan (Proposal Four). If you hold your shares in street name and you do not instruct your bank or broker how to vote on Proposals One, Two and Four, no votes will be cast on your behalf. Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal Three).

What if I don’t vote for all of the items listed on my proxy card, or what happens if I abstain or my broker does not vote?

If your proxy indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the Annual Meeting. Because the election of directors (Proposal One) is determined by a majority of votes cast with respect to each nominee, if you abstain from voting with respect to one or more nominees, your abstention will have no effect on the voting outcome for the election of that nominee. If you abstain from voting on the advisory vote on CalAmp’s executive compensation (Proposal Two), the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (Proposal Three), or the proposal to approve the equity reload of 2004 Stock Plan (Proposal Four), your abstention will have the same effect as a vote against these proposals.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the Beneficial Owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may vote your shares “FOR” routine matters but expressly indicate that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly indicates on a proxy that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

If you are a Beneficial Owner and your broker holds your shares in its street name, the broker is permitted to vote your shares on the approval of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal Three) even if the broker does not receive voting instructions from you. However, if you are a Beneficial Owner your broker or bank does not have discretionary authority to vote on the election of directors (Proposal One), the advisory vote on executive compensation (Proposal Two), or the proposal to approve the equity reload of 2004 Stock Plan (Proposal Four). So it is very important that you instruct your broker or bank how to vote on these proposals.

What is the voting requirement to approve each of the proposals discussed in this Proxy Statement?

The voting requirement to approve each of the proposals is as follows:

•	A majority of the votes cast for each nominee is required for the election of directors (Proposal One).

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The affirmative vote of the holders of a majority of the shares of common stock present, by remote communication or by proxy, at the Annual Meeting and entitled to vote is required to approve the advisory vote on CalAmp’s executive compensation (Proposal Two), to ratify the appointment of Deloitte & Touche LLP as CalAmp’s independent registered public accounting firm (Proposal Three), and the proposal to approve the equity reload of 2004 Stock Plan (Proposal Four).

What should I do if I change my mind after submitting a proxy?

You may revoke a previously submitted proxy at any time before it is voted at the Annual Meeting. In order to revoke a proxy, you must do one of the following prior to the taking of the vote at the Annual Meeting:

•	Provide written notice of revocation to CalAmp Corp. c/o Corporate Secretary, 15635 Alton Parkway, Suite 250, Irvine, California, 92618;

•	Deliver a valid proxy bearing a later date or submit a new later dated proxy by telephone or over the Internet; or

•	Voting by attending the virtual Annual Meeting by webcast.

All shares that have been properly voted by proxy without timely revocation will be voted at the Annual Meeting.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of Stockholders of Record entitled to vote at our 2020 Annual Meeting will be available for review by any stockholder for any purpose related to the meeting for 10 days prior to the meeting at our principal executive offices at 15635 Alton Parkway, Suite 250, Irvine, California 92618, and online during the meeting at www.virtualshareholdermeeting.com/CAMP2020. If you wish to review the list of stockholders prior to the 2019 Annual Meeting, please contact Stephen Moran, our General Counsel and Corporate Secretary, to make arrangements.

Will stockholders be entitled to cumulative voting?

No, stockholders may not use cumulative voting because our current certificate of incorporation does not provide for this. If cumulative voting were applicable, stockholders would be able to cast a number of votes equal to the number of shares of stock held by the stockholder and to cast all those votes for a single director nominee or to distribute them among two or more nominees.

What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

We will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. We may also reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses associated with forwarding these proxy materials to you. Proxies may also be solicited by certain of our directors, officers and other employees, without additional compensation, personally or by other means.

Who will tabulate the votes?

Broadridge Financial Solutions will tabulate the proxies and will provide us with the preliminary results of the voting on the day of the Annual Meeting.

What is the deadline for receipt of stockholder proposals for next year’s annual meeting or to nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future stockholder meetings, as described below:

Requirements for stockholder proposals to be considered for inclusion in our proxy materials – Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of our stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2020 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than February 4, 2020 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder proposals to be brought before an annual meeting – Our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made (1) by or at the direction of our Board; or (2) by any stockholder entitled to vote at the meeting who has timely delivered written notice to our Corporate Secretary during the Notice Period (as defined below), which notice must contain the information specified in the bylaws, including information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by our Governance and Nominating Committee as a potential nominee for director, see the procedures discussed below under the heading “Governance and Nominating Committee” beginning on page 24.

Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is brought (1) pursuant to the notice of meeting (or any supplement thereto), (2) by or at the direction of our Board, or (3) by a stockholder entitled to vote at the meeting who has timely delivered written notice to our Corporate Secretary which sets forth all information required by our bylaws during the Notice Period (as defined below).

The “Notice Period” for our 2020 Annual Meeting of Stockholders is not earlier than the close of business (as defined in the bylaws) on March 31, 2021 and not later than the close of business on April 30, 2021.

If a stockholder who has notified us of his or her intention to present a nomination or other proposal at an annual meeting does not appear to present it at such meeting, we need not present the nomination or proposal for vote at such meeting.

How can I communicate with CalAmp’s outside directors?

Stockholders may contact any of our directors by writing to them at CalAmp Corp. c/o the Corporate Secretary, 15635 Alton Parkway, Suite 250, Irvine, California, 92618.

Where can I view CalAmp’s corporate documents and SEC filings?

Our website contains our Code of Business Conduct and Ethics (the “Code of Business Conduct”), charters of our Board committees and SEC filings, including Section 16 filings by our officers and directors. To view these materials, go to www.calamp.com . For the Code of Business Conduct and charters, from the home page click on the “Company” tab, then click on “Corporate Governance.” For SEC filings, from the home page click on the “Company” tab, then the “Investor Relations” tab, and then the “SEC Filings” tab.

How do I find out the voting results?

We have engaged Broadridge Financial Solutions to serve as the vote tabulator for our Annual Meeting. Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K, which we will file with the SEC within four business days of our Annual Meeting.

What if I have questions about lost stock certificates or I need to change my mailing address?

Stockholders of Record may contact our transfer agent, American Stock Transfer, by calling (718) 921-8288 or by writing to American Stock Transfer, attention Paula Caroppoli, 6201 15th Avenue, Brooklyn, New York 11219, or visit their website at www.astfinancial.com to obtain more information about these matters.

Terms of the Proxy

The enclosed proxy indicates the matters to be acted upon at our Annual Meeting and provides a box to be marked to indicate the manner in which the stockholder’s shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify, with respect to the election of directors, whether the proxy holder shall vote for or be without authority to vote on any or all candidates. The proxy also confers upon the holders thereof discretionary voting authority with respect to such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

Where a stockholder has appropriately directed how the proxy is to be voted, the shares will be voted in accordance with the stockholder’s direction. In the absence of instructions, shares represented by valid proxies will be voted in favor of the nominees for director and in favor of all proposals set forth in the Notice of Meeting and this Proxy Statement. If any other matters are properly presented at the Annual Meeting, the persons named in the proxy will vote or refrain from voting in accordance with their best judgment. A proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to our Corporate Secretary or by filing a duly executed proxy bearing a later date. Stockholders of Record may also vote over the Internet if they attend the virtual Annual Meeting even though they have executed and returned a proxy. See “What should I do if I change my mind after submitting a proxy?” on page 69 for more details.

Forward Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. When used in this Proxy Statement, the words “estimated”, “anticipated”, “expect”, “believe”, “intend” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of strategy, plans or intentions of management. Forward-looking statements are subject to risks, uncertainties, and assumptions about CalAmp Corp., and future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Proxy Statement. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this Proxy Statement or to reflect the occurrence of unanticipated events.

Exhibit A

CALAMP CORP.

AMENDED AND RESTATED

2004 INCENTIVE STOCK PLAN

1. PURPOSE OF THE PLAN

The purpose of the CalAmp Corp. 2004 Incentive Stock Plan (the “Plan”) is to provide a flexible framework that will permit the Board of Directors to develop and implement a variety of stock-based programs based on changing needs of CalAmp Corp. (together with its subsidiaries, the “Company”), its competitive market, and regulatory climate. The Board of Directors and senior management of the Company believe it is in the best interest of the Company’s stockholders for officers, employees, and members of the Board of Directors of the Company to own stock in the Company and that such ownership will enhance the Company’s ability to attract highly qualified personnel, to strengthen its retention capabilities, to enhance the long-term performance of the Company and its subsidiaries, to vest in Participants a proprietary interest in the success of the Company and its subsidiaries.

Upon its Effective Date, as defined herein, the Plan replaces the Company’s 1999 Stock Option Plan. Beginning on such date, the 1999 Stock Option Plan becomes frozen and stock options can no longer be granted thereunder. Upon the Restatement Effective Date, as defined herein, the Plan amends and restates in its entirety the CalAmp Corp. Amended and Restated 2004 Incentive Stock Plan (the “Original Plan”).

2. DEFINITIONS

As used in the Plan, the following definitions apply to the terms indicated below:

(a) “Award Agreement” shall mean a written agreement or other instrument approved by the Committee evidencing an Incentive Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee.

(b) “Board of Directors” shall mean the Board of Directors of the Company.

(c) “Cause” means the occurrence or existence of any of the following with respect to a Participant, as determined by the Committee: (i) unsatisfactory performance of duties or responsibilities, provided that the Company has given the participant written notice specifying the unsatisfactory performance of his or her duties and responsibilities and afforded the participant reasonable opportunity for cure, all as determined by the Committee; (ii) a material breach by the participant of any of his or her material obligations under any employment agreement between the participant and the Company of which the Company has given participant written notice; (iii) willful failure to follow any lawful directive of the Company consistent with the participant’s position and duties, after written notice and reasonable opportunity to cure, all as determined by the Committee; (iv) a material breach by the participant of his or her duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company (or any Subsidiary) that has not been approved by a majority of the disinterested directors of the Board of Directors or of the terms of his or her employment; (v) commission of any willful or intentional act by the participant that reasonably could be expected to injure materially the property, reputation, business or business relationships of the Company or its customers; (vi) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude; or (vii) the abuse of any controlled substance or the abuse of alcohol or any other non-controlled substance which the Committee reasonably determines renders the participant unfit to serve in his or her capacity as an officer or employee of the Company (or any Subsidiary).

(d) “Change of Control” shall mean the consummation of the first to occur of (i) the sale, lease or other transfer of all or substantially all of the assets of the Company to any person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); (ii) the complete liquidation or dissolution of the Company; (iii) the merger or consolidation of the Company with or into another entity or the merger of another entity into the Company or any Subsidiary thereof with the effect that immediately after such transaction the stockholders of the Company

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immediately prior to such transaction (or their Related parties) hold less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the entity surviving such merger of consolidation; or (iv) the acquisition by any person or group of more than 50% of the voting power of all securities of the Company generally entitled to vote in the election of directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan; provided, that the Committee shall at all times consist of two or more persons, each of whom shall be a member of the Board of Directors. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 (as defined herein), members of the Committee (or any subcommittee thereof) shall be “non-employee directors” within the meaning of Rule 16b-3.

(g) “Company Stock” shall mean the common stock, par value $.01 per share, of the Company.

(h) “Disability” shall mean: (1) any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to him or her or (2) when used in connection with the exercise of an Incentive Stock Option (as defined herein) following termination of employment, disability within the meaning of Section 422(e)(3) of the Code.

(i) “Division” shall mean a portion of the Company’s overall business that is organized and managed as a separate operating unit or business segment of the Company.

(j) “Effective Date” shall mean July 30, 2004.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) The “Fair Market Value” of a share of Company Stock with respect to any day shall be the closing price of Company Stock that day as reported on the Nasdaq Global Select Market or on such other securities exchange or reporting system as may be designated by the Committee. In the event that the price of a share of Company Stock shall not be so reported, the Fair Market Value of a share of Company Stock shall be determined by the Committee in its absolute discretion and, to the extent applicable, in a manner consistent with Section 409A and Section 422 of the Code.

(m) “Incentive Award” shall mean an Option, SAR, Restricted Stock Unit, share of Restricted Stock, share of Phantom Stock or Stock Bonus (each as defined herein) granted pursuant to the terms of the Plan.

(n) “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code.

(o) “Issue Date” shall mean the date established by the Committee on which certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section 9(e).

(p) “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

(q) “Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 7.

(r) “Participant” shall mean an employee, member of the Board of Directors, or consultant of the Company to whom an Incentive Award is granted pursuant to the Plan and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(s) “Performance Goal” shall mean vesting targets which may be established by the Committee from time to time and documented in writing in connection with an Incentive Award, which may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations.

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(t) A share of “Phantom Stock” shall mean the right, granted pursuant to Section 11, to receive in cash the Fair Market Value of a share of Company Stock.

(u) “Qualifying Performance Criteria” means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually (or over such shorter period) or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: revenue; gross profit; earnings before interest, taxes, depreciation and amortization, stock compensation, equity in net income (losses) of affiliates, non-cash cost of sales on fair value write-ups of inventory, acquisition and integration expenses, and litigation provisions (Adjusted EBITDA); operating income; pre-or after-tax income; earnings per share; net cash flow; net cash flow per share; net income; return on sales; return on equity; return on total capital; return on assets; return on net assets employed; economic value added; share price performance; total shareholder return; cash; cash net of debt; improvement in or attainment of specified cost and expense levels; or improvement in or attainment of specified working capital levels.

(v) “Restatement Effective Date” means the date this amendment and restatement of the Plan was approved and adopted by the Board of Directors.

(w) A share of “Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 9 hereof and which is subject to the restrictions set forth in Section 9(c).

(x) “Restricted Stock Unit” means the right, granted pursuant to Section 10, to receive shares of Company Stock or cash in lieu thereof in the future.

(y) “Retirement” means termination of employment from the Company or, in the case of a member of the Board of Directors, termination of service to the Company, by a Participant whose: (i) age plus years of service with the Company equal at least 65; and (ii) years of service with the Company equal at least five (5).

(z) “Rule 16b-3” shall mean the rule thus designated as promulgated under the Exchange Act.

(aa) “SAR” shall mean a stock appreciation right granted pursuant to Section 8.

(bb) “Stock Bonus” shall mean a bonus payable in shares of Company Stock granted pursuant to Section 12.

(cc) “Subsidiary” shall mean any corporation or other entity in which, at the time of reference, the Company owns, directly or indirectly, stock or similar interests comprising more than 50 percent of the combined voting power of all outstanding securities of such entity.

(dd) “Vesting Date” shall mean the date established by the Committee on which a Restricted Stock Unit or share of Restricted Stock or Phantom Stock may vest.

3. STOCK SUBJECT TO THE PLAN

(a) Shares Available for Awards

Subject to adjustment as provided in Section 3(c), the total number of shares of Company Stock with respect to which Incentive Awards may be granted shall not exceed 11,100,000 shares. Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

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Subject to adjustment as provided in Section 3(c), the total number of shares of Company Stock with respect to which Incentive Awards other than Options or SARs may be granted from and after July 29, 2020 shall not exceed 3,800,000 shares (such limit the “Full Value Limit”).

The grant of a SAR that by its terms is to be settled in cash shall not reduce the number of shares of Company Stock with respect to which Incentive Awards may be granted pursuant to the Plan. In addition, the grant of an Incentive Award that by its terms is to be settled in cash shall not reduce or otherwise count against the Full Value Limit.

(b) Individual Limitation

Subject to adjustment as provided in Section 3(c) hereof, the total number of Incentive Awards awarded to any one employee during any fiscal year of the Company, shall not exceed 300,000 shares of Company Stock.

(c) Adjustment for Change in Capitalization

If there is any change in the outstanding shares of Company Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, by reason of any extraordinary cash dividend, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding Incentive Award, the price per share under each outstanding Incentive Award, the Full Value Limit, and the limitation set forth in Section 3(b), shall be proportionately adjusted by the Committee, whose determination shall be final and binding. After any adjustment made pursuant to this Section 3(c), the number of shares subject to each outstanding Incentive Award shall be rounded to the nearest whole number.

(d) Re-use of Shares

The following shares of Company Stock shall again become available for Incentive Awards: any shares subject to an Incentive Award that remain unissued upon the cancellation or termination of such Incentive Award for any reason whatsoever; any shares of Restricted Stock forfeited; and, if allowed by the Committee as a form of payment of the required tax withholding in connection with an Incentive Award (other than an Option or SAR), any shares withheld and retained by the Company. Notwithstanding the foregoing, any shares of Company Stock delivered by a Participant to the Company or any Option shares withheld and retained by the Company to pay the Option exercise price or withholding taxes thereon shall not become available for Incentive Awards under the Plan. In addition, any shares subject to a SAR that are not issued upon net settlement of the SAR shall nonetheless be counted against share pool set forth in Section 3(a) and shall not become available for Incentive Awards under the Plan.

In addition, the following shares of Company Stock shall be added to or again become available under the Full Value Limit: any shares subject to an Incentive Award (other than an Option or SAR, but including Incentive Awards (other than Options and SARs) granted prior to July 28, 2017) that remain unissued upon the cancellation or termination of such Incentive Award for any reason whatsoever; any shares of Restricted Stock (including Restricted Stock granted prior to July 28, 2017) forfeited; and, if allowed by the Committee as a form of payment of the required tax withholding in connection with an Incentive Award other than an Option or SAR (including Incentive Awards (other than Options and SARs) granted prior to July 28, 2017), any shares withheld and retained by the Company.

(e) No Repricing

Other than adjustments made in connection with a transaction or other change in the Company’s capitalization as described in Section 3(c), absent prior stockholder approval, neither the Committee nor the Board of Directors shall have any authority, with or without the consent of the affected holders of Incentive Awards, to “reprice” an Option or SAR after the date of its initial grant. For purposes of the Plan, “repricing” means canceling an Option or SAR to issue a replacement Option or SAR to the Participant at a lower exercise price, reducing the exercise price of an Option or SAR, canceling an Option or SAR in exchange for cash or another type of Incentive Award, or taking any other action that is treated as a “repricing” under generally accepted accounting principles. This paragraph may not be amended, altered or repealed by the Board of Directors or the Committee without approval of the stockholders of the Company.

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4. ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. The Committee shall from time to time designate the employees of the Company who shall be granted Incentive Awards.

The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. The Committee shall determine whether an authorized leave of absence shall constitute termination of employment. Decisions of the Committee shall be final and binding on all parties. The Committee’s determinations under the Plan may, but need not, be uniform and may be made on a Participant-by-Participant basis (whether or not two or more Participants are similarly situated). Notwithstanding anything to the contrary contained herein, the Board of Directors may, in its sole discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” as used herein shall be deemed to mean the Board of Directors.

The Committee may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option or SAR granted under the Plan becomes exercisable, (ii) waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option or SAR and (iii) accelerate the Vesting Date or Issue Date, or waive any condition imposed hereunder, with respect to any Restricted Stock Unit or share of Restricted Stock or Phantom Stock or otherwise adjust any of the terms applicable to such Incentive Award.

No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5. ELIGIBILITY

The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such officers and salaried employees of the Company and its Subsidiaries (including employees who are also directors and prospective salaried employees conditioned on their becoming salaried employees), non-employee members of the Board of Directors, and such consultants to the Company and its Subsidiaries as the Committee shall select in its discretion.

6. AWARDS UNDER THE PLAN; AWARD AGREEMENTS

The Committee may grant Options, SARs, Restricted Stock Units, shares of Restricted Stock, shares of Phantom Stock and Stock Bonuses, in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

Each Incentive Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Award Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Incentive Award, a Participant thereby agrees that the Incentive Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

7. OPTIONS

(a) Identification of Options

Each Option shall be clearly identified in the applicable Award Agreement as either a Non-Qualified Stock Option or an Incentive Stock Option. In the absence of such identification, an Option shall be deemed to be a Non-Qualified Stock Option.

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(b) Exercise Price

Each Award Agreement with respect to an Option shall set forth the amount (the “exercise price”) payable by the holder to the Company upon exercise of the Option. The exercise price per share shall be determined by the Committee but shall in no event be less than the Fair Market Value of a share of Company Stock on the date the Option is granted, except as permitted in connection with the issuance of Options in a transaction to which Section 424(a) of the Code applies.

(c) Term and Exercise of Options

(1) Unless the applicable Award Agreement provides otherwise, an Option shall become cumulatively exercisable as to 25% of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant; provided, however, that Options may not become exercisable, vest or be settled, in whole or in part, prior to the one (1) year anniversary of the date of grant except in connection with acceleration due to a Change of Control or death or Disability. Notwithstanding the foregoing, with respect to Options and SARs, up to 5% of the aggregate number of shares authorized for issuance under this Plan (as described in Section 3(a)) may be issued pursuant to Incentive Awards subject to any, or no, vesting conditions, as the administrator determines appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any Option, that the Participant or the Company achieves such Performance Goals as the Committee may specify. The Committee shall determine the expiration date of each Option; provided, however, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan, and further provided that no Option shall be exercisable more than ten (10) years after the date of grant.

(2) An Option may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000 unless such partial exercise represents the entire unexercised portion of the Option or the entire portion of the Option that is then exercisable. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3) An Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary (or the Secretary’s designee), no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Award Agreement, shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option in a manner determined by the Committee. Such notice may be withdrawn at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means:

(i) in cash, by certified check, bank cashier’s check or wire transfer;

(ii) through a broker-assisted transaction whereby a broker selected and engaged by the Participant sells shares of Company Stock in an open market transaction and remits to the Company from the sales proceeds on behalf of the Participant the Option exercise price and the required tax withholding amounts;

(iii) subject to the approval of the Committee, and at the direction of the Participant, through shares retained by the Company in an amount whose aggregate Fair Market Value is equal on the date of exercise to the exercise price, thereby surrendering as payment the portion of the Option that covers the retained shares;

(iv) subject to the approval of the Committee, in shares of Company Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise; or

(v) subject to the approval of the Committee, by such other provision as the Committee may from time to time authorize.

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(4) Notwithstanding the foregoing, in the case of an Incentive Stock Option exercised pursuant to (3)(iii) above, the number of shares deemed to be used to satisfy the exercise price will not be treated as having been purchased through the exercise of an Incentive Stock Option.

(5) No shares of Company Stock will be issued until full payment has been made. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary (or the Secretary’s designee) of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary (or the Secretary’s designee) of the Company shall require. Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

(d) No Reload Rights

Options granted under this Plan shall not contain any provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original option.

(e) No Loans

The Company may not make loans to individual Participants for the purpose of financing the exercise of an Option.

(f) Limitations on Incentive Stock Options

(1) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any “subsidiary corporation” of the Company within the meaning of Section 424 of the Code) shall exceed $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any “subsidiary corporation” of the Company within the meaning of Section 424 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(g) Effect of Termination of Employment

(1) Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment or service of a Participant with the Company shall terminate for any reason other than Cause, Disability, Retirement or death: (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is 90 days after such termination, on which date they shall expire; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The 90-day period described in this Section 7(g)(1) shall be extended to one year in the event of the Participant’s death during such 90-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(2) Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment or service of a Participant with the Company shall terminate on account of the Disability or death of the Participant: (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one year after such termination, on which date they shall expire; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

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(3) Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment or service of a Participant with the Company shall terminate on account of the Retirement of the Participant: (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable for a period of two years from the date of termination, on which date they shall expire; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(4) Unless the applicable Award Agreement provides or the Committee shall determine otherwise, if a Participant’s employment by or service with the Company (or any Subsidiary) is terminated for Cause, any unexercised Stock Option granted to such participant shall be cancelled on the date of such termination, whether or not exercisable on such date. See also Section 21, Cancellation and Rescission of Incentive Awards.

8. SARS

(a) Exercise Price

The exercise price per share of a SAR shall be determined by the Committee at the time of grant, but shall in no event be less than the Fair Market Value of a share of Company Stock on the date of grant.

(b) Benefit Upon Exercise

At the time of granting a SAR, the Committee, in its sole and absolute discretion, shall specify whether the benefit payable upon exercise of the SAR will be paid in shares of Company Stock or in cash, and such form of payment will be made a part of the applicable Award Agreement. The exercise of a SAR with respect to any number of shares of Company Stock shall entitle the Participant to a payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Company Stock on the exercise date over (ii) the exercise price of the SAR. Payment will be made in shares of Company Stock, valued at their Fair Market Value on the date of exercise, or in cash, as specified in the applicable Award Agreement. Payments shall be made as soon as practicable following exercise of the SAR.

(c) Term and Exercise of SARs

(1) Unless the applicable Award Agreement provides otherwise, a SAR shall become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant; provided, however, that SARS may not become exercisable, vest or be settled, in whole or in part, prior to the one (1) year anniversary of the date of grant except in connection with acceleration due to a Change of Control or death or Disability. Notwithstanding the foregoing, with respect to Options and SARs, up to 5% of the aggregate number of shares authorized for issuance under this Plan (as described in Section 3(a)) may be issued pursuant to Incentive Awards subject to any, or no, vesting conditions, as the administrator determines appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any SAR, that the Participant or the Company achieves such Performance Goals as the Committee may specify. The Committee shall determine the expiration date of each SAR; provided, however, that the term of a SAR will not exceed ten years. No SAR shall be exercisable prior to the first anniversary of the date of grant.

(2) A SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of a SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3) A SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary (or the Secretary’s designee), no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Award Agreement, shall specify the number of shares of Company Stock with respect to which the SAR is being exercised, and the effective date of the proposed exercise, and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

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(d) Effect of Termination of Employment

The provisions set forth in Section 7(g) with respect to the exercise of Options following termination of employment shall apply as well to such exercise of SARs.

9. RESTRICTED STOCK UNITS

(a) Vesting Date

At the time of the grant of Restricted Stock Units, the Committee shall establish a Vesting Date or Vesting Dates with respect to such Restricted Stock Units. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a Restricted Stock Unit imposed pursuant to Section 9(c) are satisfied, and except as provided in Section 9(d), upon the occurrence of the Vesting Date with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest.

(b) Benefit Upon Vesting

Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive one share of Company Stock or an amount in cash equal to the Fair Market Value of a share of Company Stock on the date on which such share of Restricted Stock Unit vests, as determined by the Committee.

(c) Conditions to Vesting

At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate; provided, however, that Restricted Stock Units may not vest or be settled, in whole or in part, prior to the one (1) year anniversary of the date of grant except in connection with acceleration due to a Change of Control or death or Disability. Notwithstanding the foregoing, up to 5% of the aggregate number of shares authorized for issuance under this Plan (as described in Section 3(a)) may be issued pursuant to Incentive Awards subject to any, or no, vesting conditions, as the administrator determines appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of Restricted Stock Units, that the Participant or the Company achieves such Performance Goals as the Committee may specify.

(d) [Reserved]

(e) Consequences of Vesting

Upon the vesting of a Restricted Stock Unit (other than a Restricted Stock Unit that is settled in cash) pursuant to the terms of the Plan and the applicable Award Agreement, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such Restricted Stock Unit was granted. Notwithstanding the foregoing, such share still may be subject to restrictions on transfer as a result of applicable securities laws.

(f) Effect of Termination of Employment

(1) Unless the applicable Award Agreement or the Committee provides otherwise, Restricted Stock Units that have not vested shall be forfeited upon the Participant’s termination of employment for any reason other than Cause.

(2) In the event of the termination of a Participant’s employment for Cause, all Restricted Stock Units granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited. See also Section 21, Cancellation and Rescission of Incentive Awards.

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10. RESTRICTED STOCK

(a) Issue Date and Vesting Date

At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 10(e). Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 10(b) are satisfied, and except as provided in Section 10(g), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 10(c) shall cease to apply to such share.

(b) Conditions to Vesting

At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate; provided, however, that Restricted Stock may not vest or be settled, in whole or in part, prior to the one (1) year anniversary of the date of grant except in connection with acceleration due to a Change of Control or death or Disability. Notwithstanding the foregoing, up to 5% of the aggregate number of shares authorized for issuance under this Plan (as described in Section 3(a)) may be issued pursuant to Incentive Awards subject to any, or no, vesting conditions, as the administrator determines appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock, that the Participant or the Company achieves such Performance Goals as the Committee may specify.

(c) Restrictions on Transfer Prior to Vesting

Prior to the vesting of a share of Restricted Stock, no transfer of a Participant’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

(d) Dividends on Restricted Stock

Dividends declared on shares of Restricted Stock shall be held in escrow and shall not be paid until all restrictions on such shares have lapsed.

(e) Issuance of Certificates

(1) Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the CalAmp Corp. 2004 Stock Incentive Plan and related Award Agreement, and such rules, regulations and interpretations as the CalAmp Corp. Compensation Committee may adopt. Copies of the Plan, Award Agreement and, if any, rules, regulations and interpretations are on file in the office of the Secretary of CalAmp Corp., 15635 Alton Parkway, Suite 250, Irvine, California 92618.

Such legend shall not be removed until such shares vest pursuant to the terms hereof.

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(2) Each certificate issued pursuant to this Section 10(e), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held in escrow by the Company until (i) the restrictions have lapsed and (ii) the income tax and employment tax withholding amounts have been satisfied, as provided for in Section 18 hereof.

(f) Consequences of Vesting

Upon the vesting of a share of Restricted Stock pursuant to the terms of the Plan and the applicable Award Agreement, the restrictions of Section 10(c) shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 10(e). Notwithstanding the foregoing, such share still may be subject to restrictions on transfer as a result of applicable securities laws.

(g) Effect of Termination of Employment

(1) Unless the applicable Award Agreement or the Committee provides otherwise, during the 90 days following termination of a Participant’s employment for any reason other than Cause, the Company shall have the right to require the return of any shares to which restrictions on transferability apply, in exchange for which the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares.

(2) In the event of the termination of a Participant’s employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be returned to the Company, in return for which the Company shall repay to the Participant any amount paid for such shares. See also Section 21, Cancellation and Rescission of Incentive Awards.

11. PHANTOM STOCK

(a) Vesting Date

At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 11(c) are satisfied, and except as provided in Section 11(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

(b) Benefit Upon Vesting

Upon the vesting of a share of Phantom Stock, the Participant shall be entitled to receive in cash, within 30 days of the date on which such share vests, an amount equal to the sum of (i) the Fair Market Value of a share of Company Stock on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

(c) Conditions to Vesting

At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate; provided, however, that Phantom Stock may not vest or be settled, in whole or in part, prior to the one (1) year anniversary of the date of grant except in connection with acceleration due to a Change of Control or death or Disability. Notwithstanding the foregoing, up to 5% of the aggregate number of shares authorized for issuance under this Plan (as described in Section 3(a)) may be issued pursuant to Incentive Awards subject to any, or no, vesting conditions, as the administrator determines appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Phantom Stock, that the Participant or the Company achieves such Performance Goals as the Committee may specify.

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(d) Effect of Termination of Employment

(1) Unless the applicable Award Agreement or the Committee provides otherwise, shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be forfeited upon the Participant’s termination of employment for any reason other than Cause.

(2) In the event of the termination of a Participant’s employment for Cause, all shares of Phantom Stock granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited, together with any dividends credited on such shares. See also Section 21, Cancellation and Rescission of Incentive Awards.

12. STOCK BONUSES

In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock comprising such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

13. MINIMUM VESTING

No portion of any Incentive Award shall vest prior to the first anniversary of the date of grant of the Incentive Award; provided, that vesting may accelerate in connection with death, Disability or a Change of Control. For purposes of Incentive Awards to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders, so long as the period between such meetings is not less than 50 weeks. Notwithstanding the foregoing, up to 5% of the shares of the Company’s Common Stock that shall be available for grant under this Plan may be granted with a minimum vesting schedule that is shorter than that mandated in this Section 13.

14. NON-EMPLOYEE DIRECTOR AWARDS

Notwithstanding any provision to the contrary in the Plan, the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Incentive Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any fiscal year of the Company may not exceed $500,000 (the “Director Limit”). Each year, on the day of the annual meeting of the stockholders of the Company at which directors of the Company are elected (and, in the case that a person becomes a Non-Employee Director other than at an annual meeting, on such date that the person first becomes a Non-Employee Director), each Non-Employee Director shall receive Incentive Awards in an amount not to exceed the Director Limit. The specific amount of Incentive Awards to be granted to each Non-Employee Director on the day of the annual meeting of stockholders will be as determined by the Board of Directors from time to time, subject to the Director Limit.

Incentive Awards granted pursuant to this Section 14 shall generally become exercisable one (1) year from the date of grant or over such longer or shorter period as the Board of Directors may from time to time establish, subject to the discretion of the Committee to accelerate the vesting of Incentive Awards as provided in Section 4 hereof.

15. RIGHTS AS A STOCKHOLDER

No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Incentive Award until the date of issuance of a stock certificate with respect to such shares. For the avoidance of doubt, Participants shall have no voting rights and will have no rights to receive dividends or dividend equivalents in respect of an Option, a SAR or any shares of Common Stock subject to an Option or SAR until the Participant has become the holder of record of such shares of Common Stock. In addition, a grant of Restricted Stock Units, Phantom Stock or Stock Bonuses may provide a Participant with the right to receive dividend equivalents, which may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Incentive Award with to which the dividend equivalents are paid and subject to

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other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, dividend equivalents with respect to an Incentive Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied. All such dividend equivalent payments will be made no later than March 15 of the calendar year following calendar year in which the right to the dividend equivalent payment becomes nonforfeitable, unless determined otherwise by the Committee or unless deferred in a manner intended to comply with Section 409A of the Code.

Except as otherwise expressly provided in Section 3(c), no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

16. NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO INCENTIVE AWARD

Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant any other Incentive Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Incentive Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Incentive Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17. SECURITIES MATTERS

(a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the Nasdaq National Market and any other securities exchange on which shares of Company Stock are traded. Certificates evidencing shares of Company Stock issued pursuant to the terms hereof, may bear such legends, as the Committee or the Company, in its sole discretion, deems necessary or desirable to insure compliance with applicable securities laws.

(b) The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of the Nasdaq National Market and any other securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of the Committee’s decision to defer the effectiveness of a transfer. During the period of such a deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

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18. WITHHOLDING TAXES

Whenever cash is to be paid pursuant to an Incentive Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

Whenever shares of Company Stock are to be delivered pursuant to an Incentive Award, the amount of any federal, state and local tax withholding requirements must be satisfied by the Participant prior to the issuance of shares by the Company (or, in the case of Restricted Stock, before the release of such shares from escrow). The Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, which it shall have sole discretion to grant, a Participant may satisfy the foregoing requirement by (i) electing to have the Company withhold and retain from delivery shares of Company Stock having a value equal to the amount of the tax withholding requirement, or (ii) delivering to the Company already vested and owned shares of Common Stock having a value equal to the amount of the tax withholding requirement. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined (the “Tax Date”). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Incentive Award. To the extent required for such a withholding of stock to qualify for the exemption available under Rule 16b-3, such an election by a grantee whose transactions in Company Stock are subject to Section 16(b) of the Exchange Act shall be subject to the approval of the Committee in its sole discretion.

19. NOTIFICATION OF ELECTION UNDER SECTION 83(b) OF THE CODE

If any Participant shall, in connection with the award of Restricted Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of award the amounts specified in Section 83(b)), such Participant shall notify the Company of such election at the time of entering into the Award Agreement pertaining to the Restricted Stock award, and shall concurrently make a payment to the Company of the aggregate income tax and employment tax withholding amount, such payment to be made in cash, by certified check, bank cashier’s check or wire transfer.

20. NOTIFICATION UPON DISQUALIFYING DISPOSITION

Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) within ten days of such disposition.

21. CANCELLATION AND RESCISSION OF INCENTIVE AWARDS

Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Incentive Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement, or if the Participant engages in any “Detrimental Activity,” subject to applicable law. For purposes of this Section 21, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material, as defined in the Company’s Agreement Regarding Confidential Information and Intellectual Property, relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, pursuant to the Company’s “Confidentiality, Company Property, and Non-Solicitation Agreement” (formerly known as the Company’s “Confidential Invention Agreement”), all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything

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reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in termination of the Participant’s employment for Cause; (v) a violation of any rules, policies, procedures or guidelines of the Company, including but not limited to the Company’s Code of Business Conduct and Ethics policy; (vi) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vii) the Participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

22. CHANGE OF CONTROL

In the event a Change of Control occurs, Incentive Awards outstanding as of immediately prior to such Change of Control shall be continued, converted, assumed or replaced with a substantially similar award by (a) the Company or (b) a successor entity or its parent or subsidiary (an “Assumption”). Notwithstanding the foregoing, in the event that an Incentive Award is not Assumed and provided that the Participant has not had a termination of service, then, immediately prior to the Change of Control, such Incentive Awards shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Incentive Awards shall lapse, provided that, to the extent the vesting of any such Incentive Award is subject to the satisfaction of specified performance goals, such Incentive Award shall vest and all performance goals or other vesting criteria will be deemed achieved at the target level of performance, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any Subsidiary, as applicable. In addition, to the extent an Incentive Award is not Assumed, such Incentive Awards shall be canceled upon the consummation of the Change of Control in exchange for the right to receive (to the extent vested in connection with the foregoing sentence) the Change of Control consideration payable to other holders of Common Stock (i) which may be on such terms and conditions as apply generally to holders of Common Stock under the Change of Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Committee may provide, and (ii) determined by reference to the number of shares of Common Stock subject to such Incentive Awards and net of any applicable exercise price; provided that to the extent that any Incentive Awards constitute “nonqualified deferred compensation” that may not be paid upon the Change of Control under Section 409A of the Code without the imposition of taxes thereon under Section 409A of the Code, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change of Control documents); and provided, further, that if the amount to which the Participant would be entitled upon the settlement or exercise of such Incentive Award at the time of the Change of Control is equal to or less than zero, then such Incentive Award may be terminated without payment. The Committee shall determine whether an Assumption of an Incentive Award has occurred in connection with a Change of Control.

23. AMENDMENT OR TERMINATION OF THE PLAN

The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent required by Rule 16b-3 or by any comparable or successor exemption under which the Board of Directors believes it is appropriate for the Plan to qualify, or if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying the requirements of the Nasdaq Global Select Market or any other securities exchange on which shares of Company Stock are traded or Section 422 of the Code. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Incentive Award.

24. NO OBLIGATION TO EXERCISE

The grant to a Participant of an Option or SAR shall impose no obligation upon such Participant to exercise such Option or SAR.

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25. TRANSFERS UPON DEATH; NONASSIGNABILITY

Upon the death of a Participant outstanding Incentive Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Incentive Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.

26. EXPENSES AND RECEIPTS

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

27. FAILURE TO COMPLY

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Award Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its sole discretion, may determine.

28. EFFECTIVE DATE AND TERM OF PLAN

The Plan shall be effective as of the Restatement Effective Date; provided, however, that Section 3(a) and Section 14 (each, as amended and restated) will be subject to approval of the Plan by the Company’s stockholders. If the Plan is not approved by the Company’s stockholders within twelve (12) months after its adoption by the Board, then the Plan shall continue on its existing terms and conditions; provided, however, that Section 3(a) and Section 14 of the Original Plan shall continue on its existing terms and conditions and Section 3(a) and Section 14 of the Plan (as amended and restated) shall be of no force or effect. For purposes of this Section 28, references to the Plan shall mean to the Plan, as amended and restated (and not, for the avoidance of doubt, to the Original Plan).

Unless earlier terminated by the Board of Directors, the right to grant Incentive Awards under the Plan will terminate on the tenth anniversary of the Restatement Effective Date. Incentive Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

29. CLAWBACK

All Incentive Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Incentive Award or upon the receipt or resale of any Shares underlying the Incentive Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with applicable laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as and to the extent set forth in such claw-back policy or the Award Agreement.

30. APPLICABLE LAW

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws thereunder.

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15635 ALTON PARKWAY, SUITE 250 IRVINE, CA 92618 VOTE BY INTERNET Before The Meeting – Go to www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting – Go to www.virtualshareholdermeeting.com/CAMP2020 You may attend the Meeting via the internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE – 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D18429-P41850 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CALAMP CORP. The Board of Directors recommends you vote FOR the following: 1. Election of eight directors to serve until our next Annual Meeting of Stockholders or in each case until his or her successor is duly elected and qualified. Nominees: For Against Abstain 1a. A.J. “Bert” Moyer 1b. Jeffery Gardner 1c. Scott Arnold 1d. Jason Cohenour 1e. Amal Johnson 1f. Roxanne Oulman 1g. Jorge Titinger 1h. Larry Wolfe The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2021. 3. To approve, on an advisory basis, the compensation of CalAmp’s named executive officers (“NEOs”), as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the SEC (“Say-on-Pay”). 4. To approve the CalAmp Corp. Amended and Restated 2004 Incentive Stock Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the CalAmp Corp. 2020 Annual Meeting of Stockholders: The Notice and Proxy Statements and Annual Report are available at www.proxyvote.com. D18430-P41850 CALAMP CORP. Annual Meeting of Stockholders July 29, 2020 10:00 A.M. Pacific Time PROXY FOR 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 29, 2020. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALAMP CORP. The undersigned stockholder of CalAmp Corp. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2020 Annual Meeting of Stockholders, and hereby appoints A.J. “Bert” Moyer and Jeffery Gardner, and each of them, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, and to vote in their discreation with respect to such other matters (including matters incident to the conduct of the meeting) as may properly come before the meeting, all the shares of Common Stock of the Company held of record by the undersigned on June 1, 2020 at the Annual Meeting of Stockholders to be held virtually via live webcast at www.virtualshareholdermeeting.com/CAMP2020 on July 29, 2020 and at any postponements or adjournments thereof. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THIS PROXY, WHEN PROPERLY EXCUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED HEREIN. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BORD OF DIRECTORS’ RECOMMENDATIONS. Continued and to be signed on reverse side